Exhibit 99.3

McEWEN COPPER INC.
(the “Issuer”)

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
(COMMON SHARES)

INSTRUCTIONS TO SUBSCRIBER

1.	You must complete all the information in the boxes on page ii and sign where indicated with an “X”.

2.	You must complete and sign Exhibit “A” - “Canadian Investor Questionnaire” that starts on page A-1. The purpose of this form is to determine whether you meet the standards for participation in a private placement under applicable Canadian securities laws. In order for the Issuer to satisfy its obligations under applicable Canadian securities laws, you may be required to provide additional evidence to verify the information you have provided in Exhibit “A” - “Canadian Investor Questionnaire” that starts on page A-1.

3.	A completed and signed copy of the Subscription Agreement must be delivered to:

McEwen Copper Inc.

150 King Street West, S. 2800
Toronto, ON M5H 1J9

Attention:	Carmen Diges
Email:	cdiges@mcewenmining.com

- ii-

McEWEN COPPER INC.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) hereby subscribes for the number of common shares in the capital of McEwen Copper Inc. (the “Issuer”) set out below, subject to the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares” (the “Terms and Conditions”), which are hereby agreed between the Subscriber and the Issuer.

Subscriber Information	Common Shares to be Issued to the Subscriber

FCA Argentina S.A.	Number of Common Shares: 1,900,000
(Name of Subscriber)	(the “Common Shares”)

Subscription Amount: US$49,400,000
(the “Subscription Amount”)

Miguel Ignacio Prefumo	If the Subscriber is subscribing as an agent on behalf of a beneficial purchaser (check the appropriate box)
Attorney in fact

Germán Federico Penelas Attorney in fact	☐ the Subscriber is a trust company or trust corporation or a registered adviser acting on behalf of a fully managed account and deemed under applicable securities laws to be purchasing as principal, or

☐ the following information is true and correct and, as applicable, Exhibit “A” hereto has been completed for each beneficial purchaser:

Carlos María Della Paolera 265, 22nd floor
C1001ADA, Buenos Aires, Argentina
(Subscriber’s Address, including postal or zip code)	(Name of Beneficial Purchaser)

54 11 4310-4000	(Address of Beneficial Purchaser)
(Telephone Number)
(Beneficial Purchaser’s Telephone Number)
francisco.bellucci@stellantis.com; german.penelas@stellantis.com
(Email Address)	(Beneficial Purchaser’s E-Mail Address)

Register the Common Shares as set forth below:	Deliver the Common Shares as set forth below:

FCA Argentina S.A.	McCarthy Tétrault LLP
(Name to Appear on Share Certificate)	Attention: Peter Quon

(Attention - Name)
(Account Reference, if applicable)
(Account Reference, if applicable)
McCarthy Tétrault LLP
Carlos María Della Paolera 265, 22nd floor	Suite 2400
C1001ADA, Buenos Aires, Argentina	745 Thurlow Street
Vancouver BC V6E 0C5
(Address, including postal or zip code)
(Street Address, including postal or zip code – no PO Boxes permitted)

(Telephone Number)

-iii -

ACCEPTANCE

The Issuer hereby accepts the Subscription (as defined herein) on the terms and conditions contained in this private placement subscription agreement (this “Agreement”) as of the 10th day of October, 2023.

McEWEN COPPER INC.

Per:	/s/ Robert McEwen
Authorized Signatory

TERMS AND CONDITIONS OF
SUBSCRIPTION FOR COMMON SHARES

1.	Subscription

1.1          On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Subscriber hereby subscribes for the Common Shares for the Subscription Amount shown on page ii of this Agreement (such subscription of the Common Shares being the “Subscription”) by way of a private placement offering (the “Offering”), and the Issuer agrees to issue and deliver the Common Shares to the Subscriber, effective upon the Closing Date.

2.	CONSIDERATION

2.1          Subject to the other terms and conditions hereof, the Subscription Amount shall be paid and satisfied by the assignment by the Subscriber to the Issuer of all of the Subscriber’s rights, title and interest to the ICC (as defined below), and the following six steps shall occur in sequence, with each step immediately following the preceding step, at the Closing:

(a)	the Subscriber shall deliver an offer to Andes Corporacion Minera S.A. (“ACM”) in the form attached as Exhibit “B” hereto (the “ICC Agreement”), duly executed by the Subscriber, pursuant to which the Subscriber will offer to make an irrevocable capital contribution (aporte irrevocable) (“ICC”) on account of future capital subscription to ACM of an amount in Argentine Pesos equal to the Subscription Amount, converted by applying the Exchange Rate (such converted amount, the “ICC Amount”),

(b)	the Issuer shall cause ACM to deliver to the Subscriber an acceptance to the Subscriber’s offer to enter into the ICC Agreement, duly executed by ACM;

(c)	the Subscriber shall contribute the ICC Amount by delivering to ACM an e-cheque (cheque electrónico) issued by Santander Valores in favour of FCA Automobiles Argentina S.A., which will duly endorse such e-cheque in favour of the Subscriber which will duly endorse such e-cheque in favour of ACM;

(d)	ACM shall deliver to the Subscriber a letter acknowledging receipt of the ICC Amount;

(e)	the Subscriber shall deliver an offer to the Issuer in the form attached hereto as Exhibit “C” (the “ICC Assignment Agreement”), duly executed by the Subscriber, and the Issuer shall deliver an acceptance to such offer to enter into the ICC Assignment Agreement, duly executed by the Issuer;

(f)	the Subscriber shall deliver a notice to ACM informing ACM of the ICC Assignment Agreement;

(g)	the Issuer shall issue and deliver to the Subscriber a share certificate representing the number of Common Shares shown on page ii of this Agreement and deliver a certified copy of the updated central securities register of the Issuer reflecting such issuance;

(together, the “Closing”).

3.	Documents Required from Subscriber

3.1          The Subscriber must complete, sign and return to the Issuer the following documents:

(a)	this Agreement;

(b)	the Canadian Investor Questionnaire (the “Questionnaire”) attached as Exhibit “A” that starts on page A-1, along with any additional evidence that may be requested by the Issuer to verify the information provided in the Questionnaire; and

(c)	such other supporting documentation that the Issuer may request to establish the Subscriber’s eligibility to participate in the Offering.

The Subscriber acknowledges and agrees that the Issuer will not consider the Subscription for acceptance unless the Subscriber has provided all of such documents to the Issuer.

3.2          As soon as practicable upon any request by the Issuer, the Subscriber will complete, sign and return to the Issuer any additional documents, questionnaires, notices and undertakings the Issuer may reasonably require or otherwise, may be required by any Governmental Authority or Applicable Laws.

4.	CLOSING DATE AND CONDITIONS TO CLOSING

4.1          Subject to the satisfaction of the conditions set forth below in Section 4.2, the date of the Closing (the “Closing Date”) October 10, 2023, or such other date as may be determined by mutual agreement between the Issuer and the Subscriber.

4.2          The Subscription is subject to the following conditions for the benefit of the Subscriber (any of which may be waived by the Subscriber in its sole discretion):

(a)	the Issuer having obtained all necessary approvals and consents for the Offering, including approval of the Issuer’s shareholders under the Shareholder Agreement in respect of the IRA Amendment and the CCCPRA Amendment, and having delivered a copy of the executed shareholder resolution to the Subscriber;

(b)	(i) the Issuer having delivered a notice to the shareholders of the Issuer regarding the proposed issuance of common shares of the Issuer to the Subscriber and the shareholders’ pre-emptive rights to participate in such proposed issuance in accordance with the unanimous shareholder agreement of the Issuer dated August 20, 2021 (the “Shareholder Agreement”); and (ii) the Issuer having delivered to the Subscriber a copy of waivers of such pre-emptive rights from each of the shareholders,;

(c)	the Issuer having delivered to the Subscriber:

(i)	an original share certificate representing the Common Shares (“Certificate”);

(ii)	an amendment to the Investor Rights Agreement, substantially in the form attached hereto as Exhibit “D” (the “IRA Amendment”), duly executed by the Issuer, McEwen Mining Inc. (“MUX”), Minera Andes Inc. (“MAI”) and Robert McEwen;

(iii)	an amendment to the Copper Cathodes and Concentrates Purchase Rights Agreement, substantially in the form attached hereto as Exhibit “E”, duly executed by ACM, (the “CCCPRA Amendment”);

(iv)	a certificate of status for the Issuer dated no earlier than one Business Day prior to the Closing Date; and

(v)	a certificate of an officer of the Issuer certifying (A) the articles and by-laws of the Issuer, (B) the satisfaction of the conditions set forth in Section 4.2(b), and (C) and the shareholders’ and directors’ resolutions of the Issuer approving the transactions contemplated by this Agreement; and

(vi)	a certificate of an officer of ACM certifying (A) its constating documents; (B) the resolutions of its board of directors approving (1) the entering into and completion of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party and (2) the acceptance of the offer to enter into the ICC Agreement and the contribution by the Subscriber to ACM of the ICC Amount; (3) resolutions of its sole shareholder approving the acceptance of the offer to enter into the ICC Agreement and the contribution by the Subscriber to ACM of the ICC Amount;

(d)	the Subscriber having received a legal opinion prepared by Vargas Galindez dated as of the Closing Date (the “Vargas Opinion”), in form and substance satisfactory to the Subscriber, acting reasonably;

(e)	the Subscriber having received a legal opinion prepared by external counsel to the Cayman Subsidiaries dated as of the Closing Date, in form and substance satisfactory to the Subscriber, acting reasonably, with respect to each of the Cayman Subsidiaries’ organizational status, good standing, share capitalization, no outstanding litigation and other matters customary in transactions similar to the transactions contemplated by this Agreement;

(f)	the issue and sale of the Common Shares being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities laws relating to the sale of the Common Shares, or the Issuer having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or deliver an offering memorandum; and

(g)	the Subscriber having received written confirmation, in the form attached hereto as Exhibit “F”, signed by Nuton LLC, consenting to the transactions contemplated under this Agreement, the IRA Amendment and the CCCPRA Amendment.

5.	Acknowledgements and Agreements of the Subscriber

5.1          The Subscriber acknowledges and agrees that:

(a)	no prospectus has been filed by the Issuer with any securities commission or any other regulatory authority in connection with the issuance of the Common Shares;

(b)	the Subscriber has not received, nor has the Subscriber requested nor had any need to receive, or been provided with a prospectus, offering memorandum or any document purporting to describe the business and affairs of the Issuer which has been prepared for review by prospective purchasers to assist in making an investment decision in respect of the Common Shares and that the Subscriber’s decision, or, if applicable, the decision of others for whom the undersigned is contracting hereunder, to enter into this Agreement and to subscribe for the Common Shares is based entirely upon this Agreement and publicly available information concerning the Issuer and not upon any other verbal or written representation as to fact or otherwise made by or on behalf of the Issuer;

(c)	the Issuer’s constating documents contain restrictions on the transfer of the Common Shares, which provide that no Common Shares may be transferred without the prior approval of the board of directors of the Issuer;

(d)	the Issuer is not a “reporting issuer” as that term is defined in applicable Canadian securities laws, nor will it become a reporting issuer in any jurisdiction in Canada or elsewhere upon completion of the Offering and, as a result:

(i)	unless the Issuer becomes a reporting issuer at a later date, the Issuer will not be subject to the continuous disclosure requirements of any securities laws, including any requirement relating to the production and filing of audited financial statements or other financial information, and

(ii)	any applicable hold periods under applicable securities laws may never expire, and the Common Shares may be subject to restrictions on resale for an indefinite period of time;

(e)	the issuance of the Common Shares will be made pursuant to exemptions from the registration and prospectus requirements of applicable Canadian securities laws and therefore:

(i)	the Subscriber is restricted from using those civil remedies which would otherwise be available to the Subscriber under applicable securities laws but for the fact that such issuance is being made pursuant to such exemptions;

(ii)	the Subscriber may not receive information about the Issuer that would otherwise be required to be provided to it under applicable securities laws,

(iii)	the Issuer is relieved from certain obligations that would otherwise apply under applicable securities laws,

(iv)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares,

(v)	there is no government or other insurance covering the Common Shares, and

(vi)	there are risks associated with the purchase of the Common Shares, including that the Subscriber may lose the Subscriber’s entire investment;

(f)	an investment in the Issuer is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Issuer and the Common Shares;

(g)	any subscription monies paid by the Subscriber for the Common Shares is being raised as “seed” or “risk” capital for the Issuer, which is in a speculative stage, and there is no market for the Common Shares whatsoever;

(h)	none of the Common Shares have been or will be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or under any securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person (as defined in Section 6.2) except in accordance with the provisions of Regulation S under the 1933 Act (“Regulation S”), pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with any other applicable state, provincial and foreign securities laws;

(i)	the Issuer has not undertaken, and will have no obligation, to register any of the Common Shares under the 1933 Act or any other securities laws;

(j)	the Issuer will refuse to register the transfer of any of the Common Shares to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in each case will only register such transfer in accordance with Applicable Laws;

(k)	it will hold harmless the Issuer from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Agreement or the Questionnaire;

(l)	it and its advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, the Issuer in connection with the distribution of the Common Shares hereunder, and to obtain additional information, to the extent possessed or obtainable by the Issuer without unreasonable effort or expense;

(m)	the books and records of the Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at the Issuer’s principal place of business, and all documents, records and books in connection with the distribution of the Common Shares hereunder have been made available by the Issuer for inspection by the Subscriber, its legal counsel and/or its advisor(s) if requested by the Subscriber;

(n)	any resale, assignment, transfer, hypothecation or pledge of any of the Common Shares by the Subscriber will be subject to: (i) resale restrictions contained in the securities laws applicable to the Issuer, the Subscriber and any proposed transferee; and (ii) the Issuer’s constating documents and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with such restrictions before selling any of the Common Shares;

(o)	it consents to the placement of a legend or legends on the Certificate and any other document evidencing any of the Common Shares setting forth the restrictions on transferability and sale thereof contained in this Agreement, including the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE CONSTATING DOCUMENTS OR UNANIMOUS SHAREHOLDER AGREEMENT OF THE COMPANY.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) OCTOBER 10, 2023 AND (II) THE DATE THAT THE COMPANY BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.”;

(p)	it has been advised to consult its own legal, tax and other advisors with respect to the Offering and the risks of an investment in the Common Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:

(i)	any Applicable Laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Common Shares hereunder, and

(ii)	any applicable resale restrictions;

(q)	there may be material tax consequences to the Subscriber of an acquisition or disposition of the Common Shares and the Issuer gives no opinion and makes no representation to the Subscriber with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax laws that may apply to the Subscriber’s acquisition or disposition of any of the Common Shares;

(r)	the Issuer is relying on one of the “Accredited Investor” exemption or the “Minimum Amount Investment” exemption from the prospectus requirements as set out in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) adopted by the Canadian Securities Administrators or subsection 73.4(2) of the Securities Act (Ontario), as applicable, which, among other restrictions, impose: (i) a transfer restriction on the Common Shares to the effect that, for so long as the Issuer is not a reporting issuer, the Common Shares are subject to restrictions on transfer that are contained in the Issuer’s constating documents; and (ii) a requirement to legend the Certificate representing the Common Shares to reflect such transfer restriction;

(s)	there is no market for any of the Common Shares and no market for any of the Common Shares may ever exist; and

(t)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Issuer and the Issuer reserves the right to reject this Subscription for any reason.

6.	Representations and Warranties of the Subscriber

6.1          The Subscriber hereby represents and warrants to the Issuer (which representations and warranties will survive the Closing) that:

(a)	the Subscriber is not a U.S. Person;

(b)	the Subscriber is resident in the jurisdiction set out on page ii of this Agreement;

(c)	if the Subscriber is resident outside of Canada:

(i)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Common Shares,

(ii)	the Subscriber is acquiring the Common Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to acquire the Common Shares under the Applicable Laws of the International Jurisdiction without the need to rely on any exemptions,

(iii)	the Applicable Laws of the authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any kind from any securities regulator in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Common Shares,

(iv)	the acquisition of the Common Shares by the Subscriber does not trigger:

(A)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase, in the International Jurisdiction, or

(B)	any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction, and

(v)	the Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv), above, to the satisfaction of the Issuer, acting reasonably;

(d)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(e)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(f)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(g)	the Subscriber has received and carefully read this Agreement;

(h)	the Subscriber acknowledges receipt of a copy of the unanimous shareholder agreement of the Issuer and acknowledges that it is a condition of becoming a shareholder of the Issuer that the Subscriber must become a party to such unanimous shareholder agreement;

(i)	the Subscriber is aware that an investment in the Issuer is speculative and involves certain risks, including the possible loss of the entire investment;

(j)	the Subscriber is not aware of any advertisement of any of the Common Shares and is not acquiring the Common Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(k)	the Subscriber has made an independent examination and investigation of an investment in the Common Shares and the Issuer and agrees that the Issuer will not be responsible in any way for the Subscriber’s decision to invest in the Common Shares and the Issuer;

(l)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Common Shares,

(ii)	that any person will refund the purchase price of any of the Common Shares, or

(iii)	as to the future price or value of any of the Common Shares; and

(m)	there is no person acting or purporting to act in connection with the Offering for or on behalf of the Subscriber who is entitled to any brokerage or finder’s fee payable by the Issuer. If any such person establishes a claim that any fee or other compensation is payable by the Issuer in connection with this subscription for the Common Shares, the Subscriber or any beneficial purchaser for whom the undersigned is acting covenants to indemnify and hold harmless the Issuer with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

6.2          In this Agreement, the term “U.S. Person” has the meaning ascribed thereto in Regulation S, and for the purpose of this Agreement includes: (i) any person in the United States; (ii) any natural person resident in the United States; (iii) any partnership or corporation organized or incorporated under the laws of the United States; (iv) any partnership or corporation organized outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; or (v) any estate or trust of which any executor, administrator or trustee is a U.S. Person.

7.	Representations and Warranties will be Relied Upon

7.1          The Subscriber acknowledges that its representations and warranties contained herein and in the Questionnaire are made by it with the intention that such representations and warranties will be relied upon by the Issuer in determining the Subscriber’s eligibility to subscribe for the Common Shares under Applicable Laws, or (if applicable) the eligibility of others on whose behalf the Subscriber is contracting hereunder to subscribe for the Common Shares under Applicable Laws. The Subscriber further agrees that, as at the Closing, it will be representing and warranting that its representations and warranties contained herein and in the Questionnaire are true and correct as at the Closing with the same force and effect as if they had been made by the Subscriber on the Closing, and that they will survive the subscription by the Subscriber of the Common Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Common Shares.

8.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER

8.1          The Issuer hereby represents and warrants to the Subscriber (which representations and warranties will survive the Closing) that:

(a)	each of the Issuer and the Material Subsidiaries (as defined herein) is validly subsisting under the laws of its jurisdiction of incorporation, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and carries and shall carry on its business in the ordinary course and in compliance in all material respects with all Applicable Laws of each such jurisdiction;

(b)	on the Closing Date, the Issuer will have taken all corporate steps and proceedings necessary to duly approve the transactions contemplated under this Agreement, including its execution and delivery, and the execution and delivery of the IRA Amendment and each other agreement contemplated by this Agreement;

(c)	on the Closing Date the Issuer will have caused ACM to have taken, all corporate steps and proceedings necessary to duly approve the transactions contemplated under this Agreement, including the execution and delivery of the CCCPRA Amendment and each other agreement contemplated by this Agreement to which ACM is a party;

(d)	the Issuer is not in breach of any securities laws;

(e)	at the time of closing on the Closing Date, the Common Shares will be duly and validly created, authorized and issued; will be validly issued as fully paid as non-assessable Common Shares in the capital of the Issuer;

(f)	the issuance and delivery of the Common Shares by the Issuer to the Subscriber does not and will not constitute a breach of or default under the constating documents of the Issuer or any law, regulation, order or ruling applicable to the Issuer or any agreement, contract or indenture to which the Issuer is a party or by which it is bound;

(g)	for the purposes of the transactions contemplated herein, the Issuer has provided notice to the shareholders of the Issuer under the pre-emptive rights provisions of the Shareholder Agreement (and Issuer has provided a copy of such notice to the Subscriber) and the relevant exercise period has expired without any shareholders exercising their pre-emptive rights;

(h)	the Issuer is authorized to issue an unlimited number of Common Shares and an unlimited number of Class B common shares; and as of the date of this Agreement, 28,885,000 Common Shares are issued and outstanding and no Class B common shares are issued and outstanding;

(i)	as of the Closing Date, there exist no options, warrants, rights of conversion or other rights, contracts or commitments that could require the Issuer to issue any Common Shares or other securities other than the pre-emptive rights set out in the Shareholder Agreement and the 40,000 options that the Issuer has agreed to grant to Michael Meding upon the completion of an initial public offering of the Issuer, pursuant to the employment agreement between the Issuer and Michael Meding dated February 7, 2022;

(j)	except for Michael Meding and Alex Aguado, the Issuer has no employees and other than Stephen McGibbon, the Issuer has no independent contractors, and neither of such employees are entitled to any bonus, increase in compensation or other benefit that is contingent on the Closing. The Issuer has provided copies of the employment agreements between the Issuer and each of Michael Meding and Alex Aguado, and there are no other agreements, whether written or oral, between either of such employees and the Issuer;

(k)	the issuance and sale of the Common Shares by the Issuer and the fulfilment of the terms hereof does not and will not conflict with or constitute a breach of or default under (i) the constating documents of the Issuer or its Material Subsidiaries (as defined below), (ii) any Applicable Laws, order or ruling or (ii) any agreement, contract or indenture, including any covenants or provisions respecting the Issuer’s right to issue additional equity, or any pre-emptive right or similar rights therein, to which the Issuer or any of its Material Subsidiaries (as defined below) is a party or by which it is bound, or to which any of the property or assets of the Issuer or any of its Material Subsidiaries (as defined below) is subject;

(l)	each of this Agreement, the IRA Amendment, the CCCPRA Amendment and each other agreement of the Issuer and its affiliates contemplated hereby, when signed by the Issuer or such affiliates, as the case may be, constitutes a binding and enforceable obligation of the Issuer or such affiliates, as applicable, enforceable in accordance with its respective terms;

(m)	Exhibit “G” accurately shows (i) each direct and indirect subsidiary of the Issuer (collectively, “Material Subsidiaries”); (ii) the registered and beneficial holders of all of the issued and outstanding shares in the capital of each of the Material Subsidiaries; and (iii) the numbers and classes of shares currently held by each such holder and the percentage in the outstanding capital of each Material Subsidiary. The Issuer has no assets other than the holding of the shares of each of the Material Subsidiaries;

(n)	International Copper Mining Inc. has no assets other than the holding of the shares of each of Los Azules Mining Inc. and San Juan Copper Inc., and neither of Los Azules Mining Inc. and San Juan Copper Inc. has assets other than shares of ACM; and none of International Copper Mining Inc., Los Azules Mining Inc. and San Juan Copper Inc. (together, the “Cayman Subsidiaries”) operated or engaged in, or operates or engages in, any business activities, operations or management other than business activities, operations or management related to the Los Azules Project;

(o)	the Issuer has not operated or engaged in, and is not operating or engaged in, any business activities or operations other than those related to the Los Azules Project and the Elder Creek Project;

(p)	except for the Shareholder Agreement and the Nuton collaboration agreement dated August 30, 2022, as amended (the “Nuton Collaboration Agreement”) by and among the Issuer, MUX, Robert McEwen and Nuton LLC and the copper Cathodes and Concentrates Purchase Rights Agreement dated March 9, 2023 between Nuton LLC and ACM, none of the shareholders of the Issuer (other than the Subscriber) have any agreements or side letters with the Issuer granting such shareholders any rights in respect of the Issuer, including the right to nominate directors for appointment to the board of directors of the Issuer or any approval rights with respect to any transactions of the Issuer or the Material Subsidiaries (including, without limitation, granting of offtake, royalty, stream or similar rights with respect to the Los Azules Project);

(q)	there are no circumstances, developments or events that would constitute or reasonably be expected to constitute a material adverse effect in respect of any of the Issuer or the Material Subsidiaries;

(r)	there are no: (i) Claims pending or, to the knowledge of the Issuer, threatened against any of the Issuer or the Material Subsidiaries before or by any governmental authority; and (ii) outstanding judgments, orders, decrees, writs, injunctions, decisions, rulings or awards against any of the Issuer or the Material Subsidiaries or affecting any of the Issuer, the Material Subsidiaries, the Los Azules Project or the Elder Creek Project;

(s)	the articles, bylaws, minute books, share registers and other corporate records of the Issuer and the Material Subsidiaries have been maintained in accordance with Applicable Laws and contain complete and accurate records of all matters required to be dealt with in such books and records, in each case, in all material respects;

(t)	the Issuer owns all of the issued and outstanding securities of the Material Subsidiaries, free and clear of any encumbrances and defects, and has no other subsidiaries. All of the outstanding equity interests in the Material Subsidiaries have been duly authorized and validly issued and all of such equity interests are outstanding as fully paid and non-assessable shares. There exist no options, warrants, purchase rights, or other contracts or commitments that would require the Issuer or any other person to sell, transfer or otherwise dispose of any equity interests of the Material Subsidiaries or for the issue or allotment of any unissued shares in the capital of the Material Subsidiaries or any other security convertible into or exchangeable for any such shares. None of the Issuer or the Material Subsidiaries has any obligations (including any obligation to provide any guarantee, security, support, indemnification, assumption or endorsement of or any similar commitment with respect to the obligations, liabilities or indebtedness of any other person) including, without limitation, the obligations of MUX under the amended and restated credit agreement dated May 19, 2023 between MUX and Evanachan Limited;

(u)	each of the Material Subsidiaries has been duly incorporated or established and is validly existing and in good standing under the laws of its respective jurisdiction of organization with all requisite corporate power and authority to own, use, lease and operate its properties and conduct its business in the manner currently conducted, and is duly qualified to transact business in each jurisdiction where it carries its business;

(v)	the Issuer and its Material Subsidiaries (i) are conducting their business operations in material compliance with Applicable Laws, including without limitation those of the country, state, province, municipality or other local or foreign jurisdiction in which such entity carries on business or conducts its activities; (ii) have received and hold all material permits, by-laws, licenses, waivers, exemptions, consents, certificates, registrations, rights, rights of way, entitlements and other approvals which are required from any governmental or regulatory authority or any other person necessary to the conduct of their business and activities as currently conducted, and to the conduct of their business as proposed to be conducted pursuant to the use of funds proposal underlying the proposed placement, including but not limited to those required under applicable mining and environmental laws (“Authorizations”); and (iii) are in material compliance with all terms and conditions of such Authorizations, and such Authorizations are in full force and effect in all material respects; and (iv) have not received any notice of the modification, suspension, revocation, cancellation or non-renewal of, or any intention to modify, suspend, revoke, cancel or not renew or any proceeding relating to the modification, suspension, revocation, cancellation or non-renewal of any such Authorizations, and no Authorizations will be subject to modification, suspension, revocation, cancellation or non-renewal as a result of the execution and delivery of this Agreement or the Closing;

(w)	except to the extent qualified by the Vargas Opinion, which the Subscriber acknowledges having received, the Issuer and each of its Material Subsidiaries (i) own, hold or lease all such properties as are necessary to the conduct of their respective businesses as currently operated, and to the conduct of their business as proposed to be conducted pursuant to the use of funds proposal underlying the proposed placement; and (ii) have good and marketable title under Applicable Laws to all real property and good and marketable title to all personal property owned by them that constitute the Los Azules Project and the Elder Creek Project and to all material personal property owned by them in the conduct of their business on the Los Azules Project and the Elder Creek Project, in each case free and clear of all liens, encumbrances and defects; and any real property and buildings to be held under lease or sublease by the Issuer and the Material Subsidiaries are held by them under valid, subsisting and enforceable leases; (A) the “Los Azules Project” means the Los Azules project owned by ACM and located in the San Juan Province, Argentina, which involves exploration, development and other operations on the mineral properties, claims and any other mineral rights listed in, and depicted by the map in, Exhibit “H” hereto, and which includes the project described in the technical report entitled “SEC S-K 229.1304 Initial Assessment Individual Disclosure for the Los Azules Project, Argentina” with an effective reporting date of September 1, 2017 prepared by Mining Plus; and (B) the “Elder Creek Project” means the project commonly known as the Elder Creek project, which is owned by NPGUS LLC and located near Elder Creek, Nevada, USA, which involves exploration, development and other operations on the mineral properties, claims and any other mineral rights comprising such project;

(x)	except to the extent qualified by the opinion of Vargas Opinion, all interests in material mining claims, concessions, exploration, reconnaissance, exploitation or extraction rights, surface rights, subsurface rights or similar rights, (“Mining Claims”) that are held by the Issuer or any of the Material Subsidiaries, held by way of Authorizations or otherwise, are in good standing, are valid and enforceable, are free and clear of any encumbrances and no royalty is payable in respect of any of them, except as disclosed in the Vargas Opinion;

(y)	no other material property rights are necessary for the conduct of the business as currently conducted, or for the conduct of the business as proposed to be conducted pursuant to the use of funds proposal underlying the proposed placement, in each case by the Issuer and the Material Subsidiaries;

(z)	except as provided in the Vargas Opinion, there are no material restrictions on the ability of the Issuer and the Material Subsidiaries to use, transfer or otherwise exploit any such property rights;

(aa)	except as set out in the Vargas Opinion, there are no Claims to which the Issuer or any of its Material Subsidiaries is a party or of which any property, including Authorizations and Mining Claims, of the Issuer or any of its Material Subsidiaries is the subject; and, no such proceedings are threatened or pending by governmental authorities or any other person; there is no agreement, judgment, injunction, order or decree binding upon the Issuer or its Material Subsidiaries that has or would reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of the Issuer or its Material Subsidiaries;

(bb)	no dispute between the Issuer or the Material Subsidiaries and any local, native or indigenous group exists or to the knowledge of the Issuer is threatened or reasonably likely with respect to the Los Azules Project and the Elder Creek Project or the business activities of the Issuer and the Material Subsidiaries;

(cc)	the Issuer’s draft unaudited financial statements for the periods ending December 31, 2021 and December 31, 2022, copies of which the Issuer has provided to the Subscriber, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and present fairly the consolidated financial position and results of operation and changes in the financial position of the Issuer and its Material Subsidiaries and such accounts fairly present in all material respects the financial condition, financial performance and cash flows of the Issuer for the periods ended December 31, 2021 and December 31, 2022; neither the Issuer nor the Material Subsidiaries have any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise required to be disclosed under IFRS, which are not disclosed in the Issuer’s financial statements, and the Issuer and the Material Subsidiaries have conducted their respective businesses in the ordinary course since December 31, 2022 until the Closing Date;

(dd)	the audited consolidated financial statements for ACM for the period ending December 31, 2022, a copy of which has been provided to the Subscriber, are prepared in accordance with Argentine GAAP and present fairly the consolidated financial position and results of operation and changes in the financial position of ACM and its subsidiaries and such accounts fairly present in all material respects the financial condition, financial performance and cash flows of ACM for the periods indicated; as at the Closing Date, neither ACM nor its subsidiaries have any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise required to be disclosed under Argentine GAAP, which are not disclosed in ACM’s financial statements and each of ACM and its subsidiaries have conducted their respective businesses in the ordinary course since December 31, 2022 until the Closing Date;

(ee)	the Issuer and the Material Subsidiaries have filed all Tax Returns required to be filed under Applicable Laws when due and all such Tax Returns were correct and complete in all respects;

(ff)	any deductions taken or claimed in computing the income of any of the Issuer or the Material Subsidiaries for Tax purposes have been taken or claimed in accordance with Applicable Law;

(gg)	there are no Encumbrances on any of the assets of the Issuer or of the Material Subsidiaries that arose in connection with any failure (or any alleged failure) to pay any Tax when due;

(hh)	all Taxes required to be paid under Applicable Laws have been paid by each of the Issuer and the Material Subsidiaries or an adequate reserve under IFRS has been recorded in respect thereof in the accounting records of the Issuer or the Material Subsidiaries, and each of the Issuer and the Material Subsidiaries has made adequate and timely installments of all Taxes required to be made by it under Applicable Laws. Neither the Issuer nor any of the Material Subsidiaries has incurred any liability, whether actual or contingent, for Taxes or engaged in any transaction or event that would result in any liability, whether actual or contingent, for Taxes or realized any income or gain for Tax purposes otherwise than in the usual and ordinary course of its business;

(ii)	there are no notices of assessment or reassessment of, or notices of audits, investigations or Claims with respect to, unpaid liabilities for Taxes issued by any Tax Authority which have been received by any of the Issuer or the Material Subsidiaries. There are no assessments, proceedings, investigations, audits or Claims now pending or, to the knowledge of the Issuer, threatened against any of the Issuer or the Material Subsidiaries in respect of any Taxes and there are no matters under discussion, investigation, audit or appeal with any Tax Authority in respect of any of the Issuer or the Material Subsidiaries. The Issuer is not aware of any contingent liability of any of the Issuer or the Material Subsidiaries for Taxes or any grounds that could prompt an assessment or reassessment for Taxes;

(jj)	each of the Issuer and the Material Subsidiaries has deducted, withheld, collected and remitted within the time limits required by Applicable Laws all amounts required by Applicable Laws to have been deducted, withheld, collected and remitted in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

(kk)	none of the Issuer or the Material Subsidiaries are party to any agreement, waiver or arrangement with any Tax Authority that relates to any extension of time with respect to the filing of any Tax Return, any payment of Taxes or any assessment;

(ll)	no facts, circumstances or events exist or have existed that have resulted in, or may result in, the application of any of sections 15, 17, 67, 78 to 80.04 of the Tax Act (or any similar provision of an Applicable Law of any province or territory of Canada) to any of the Issuer or the Material Subsidiaries;

(mm)	none of the Issuer or the Material Subsidiaries are subject to liability for Taxes of any other person. None of the Issuer or the Material Subsidiaries have acquired property from any person in circumstances where any such company could become liable for Taxes of such person. None of the Issuer or the Material Subsidiaries have entered into any agreement with, or provided any undertaking to, any person pursuant to which it has assumed liability for the payment of income Taxes owing by such person;

(nn)	none of the Issuer or the Material Subsidiaries has ever been required to file any Tax Return with, and has never been liable to pay any Taxes to, any Tax Authority in any jurisdiction in which it is not currently filing any Tax Returns. No Claim has ever been made by a Tax Authority in a jurisdiction where any of the Issuer or the Material Subsidiaries does not file Tax Returns that the Issuer or the Material Subsidiaries is or may be subject to the imposition of any Tax by that jurisdiction;

(oo)	any of the Issuer or the Material Subsidiaries that are required to be registered (i) with the Canada Revenue Agency under Subdivision d of Division V of Part IX of the Excise Tax Act (Canada) for the purposes of goods and services sales tax and the harmonized sales tax (“GST/HST”), or (ii) under any Applicable Law of a province in respect of sales tax are so registered, and any such registration numbers have been provided to the Subscriber. Any input tax credits, rebates and similar refunds claimed by the Issuer or the Material Subsidiaries for GST/HST or provincial sales tax purposes were calculated in accordance with Applicable Laws;

(pp)	the Issuer and the Material Subsidiaries have complied with all information reporting and record keeping requirements under Applicable Laws, including retention and maintenance of required records with respect thereto;

(qq)	neither the Issuer nor any of the Material Subsidiaries have owned any (i) real or immovable property situated in Canada (as defined in the Tax Act), (ii) Canadian resource properties (as defined in the Tax Act), (iii) timber resource properties (as defined in the Tax Act), or (iv) options in respect or, or interests in, or for civil law, a right in, property described in any of (i) to (iii), whether or not the property exists;

(rr)	none of the Issuer or the Material Subsidiaries have engaged in any “reportable transaction” as defined in subsection 237.3(1) of the Tax Act or any “notifiable transaction” as defined in proposed subsection 237.4(1) of the Tax Act (as such provisions are proposed to be amended or introduced), as applicable, by the legislative proposals released by the Minister of Finance (Canada) on August 9, 2022;

(ss)	all transactions entered into by the Issuer and the Material Subsidiaries have been entered into on an arm’s length basis and the consideration (if any) charged, received or paid by the Issuer or the Material Subsidiaries, as the case may be, on all transactions entered into by it has been equal to the consideration which might have been expected to be charged, received or paid, as applicable, been independent persons dealing at arm’s length and no notice or inquiry by any Tax Authority has been made in connection with any such transactions. The Issuer and the Material Subsidiaries have complied in all material respects with relevant transfer pricing laws (including section 247 of the Tax Act), including preparing contemporaneous documentation and other documents contemplated thereby;

(tt)	none of the Issuer or the Material Subsidiaries have applied for, filed for, or otherwise claimed any COVID-19 Relief;

(uu)	none of the Issuer or the Material Subsidiaries will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxation year or portion thereof ending after the Closing Date as a result of the use of an improper method of accounting for a taxation year ending before the Closing Date;

(vv)	neither the Issuer nor any of its Material Subsidiaries are insolvent or in liquidation or administration or subject to any other insolvency procedure and no receiver, manager, trustee, custodian or analogous officer has been appointed in respect of all or any part of its property, undertaking or assets; neither steps have been taken nor legal, legislative or administrative proceedings have been started or threatened to wind up, dissolve, make dormant, or eliminate the Issuer or any of its Material Subsidiaries; and the Issuer does not have any knowledge of any event or circumstance that could reasonably be expected to lead to or result in the winding up, liquidation, dissolution, elimination or insolvency of the Issuer or any Material Subsidiary; and

(ww)	neither the Issuer nor its subsidiaries and, to the Issuer’s knowledge, none of their respective directors, officers, supervisors, managers, employees, or agents has: (A) violated any Applicable Laws relating to anti-bribery and anti-corruption, including the Corruption of Foreign Public Officials Act (Canada), the Criminal Code (Canada), Foreign Corrupt Practices Act of 1977 (United States) or any other applicable anti-corruption laws of any relevant jurisdiction (“Anti-Corruption Laws”) or Applicable Laws relating to export control, or economic and financial sanctions laws (“Sanctions Laws”), (B) made, given, authorized, made, or offered anything of value, including any payment, facilitation payment, loan, reward, gift, contribution, expenditure or other advantage, directly or indirectly, (i) to any person in violation of the Anti-Corruption Laws, or (ii) to or for the benefit of a government official in order to improperly influence any act or decision of a government official, induce a government official to do or omit to do any act in violation of their lawful duty or secure any improper advantage, or (C) used any corporate funds, or made any direct or indirect unlawful payment from corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;

(xx)	the operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (“Money Laundering Laws”) and no action, suit or proceeding by or before any court of governmental authority or any arbitrator nongovernmental authority involving the Issuer or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened;

(yy)	neither the Issuer nor its subsidiaries nor any of their respective directors, officers, supervisors, managers, employees, or agents is (i) a person currently identified, listed or designated under the Sanctions Laws, (ii) a person located, organized, resident, doing business or operating in a country or territory that is, or whose government is, the subject of Sanctions Laws which prohibit a person resident in, or a national of, Canada, the United States, the United Kingdom, or the European Union from doing business with or in that jurisdiction, or (iii) a person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a person described in clause (i) or (ii) (a “Sanctioned Person”). Neither the Issuer nor any of its subsidiaries (i) has assets or operations located in a jurisdiction in violation of Sanctions Laws, or (ii) directly or indirectly derives revenues from or engages in investments, dealings, activities or transactions with any Sanctioned Person or which otherwise violate Sanctions Laws;

(zz)	the data or information with respect to the business and activities of the Issuer and Material Subsidiaries disclosed on the EDGAR system by MUX is complete and correct in all material respects and does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statement contained therein not misleading in the circumstances.

(aaa)	the data or information made available to Subscriber by or on behalf of the Issuer: (i) does not, when taken as a whole, create a false impression of the development and operations of the Los Azules Project and the Elder Creek Project as at the date of this Agreement, (ii) was, to the knowledge of the Issuer at the time when such data or information was created by or for the Issuer, accurate in all material respects, and (iii) was prepared in good faith for the purposes of informing the Subscriber about the business and activities of the Issuer and Material Subsidiaries and in doing so, the Issuer has not:

(i)	omitted anything that the Issuer, acting reasonably, considers is material from such data or information; or

(ii)	included anything that the Issuer, acting reasonably, considers is materially misleading in such data or information.

9.	Indemnity

9.1          The Issuer shall indemnify and hold harmless the Subscriber and its officers, directors, employees and other representatives (the “Subscriber Indemnified Parties”) from and against any and all Claims asserted against any of them, or any Losses incurred or suffered by any of them, or any Losses of the Issuer which result in a decrease in the value of the Common Shares held by the Subscriber, and directly or indirectly arising from or in connection with:

(a)	any breach or inaccuracy of any representation or warranty made by the Issuer in this Agreement; and

(b)	any failure of the Issuer to perform or observe any covenant or agreement to be performed or observed by it under this Agreement.

If the Issuer indemnifies the Subscriber Indemnified Parties pursuant to this Agreement in respect of any matter the Issuer shall not subsequently be liable to indemnify the other Subscriber Indemnified Parties for the same matter, to the extent that doing so would result in a duplicate recovery.

10.	Waiver

10.1        The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber may be entitled in connection with the distribution of any of the Common Shares.

11.	Escrow OR LOCK-UP of COMMON Shares

11.1        The Subscriber acknowledges that the Issuer is not currently a reporting issuer in any jurisdiction. If the Issuer completes an initial public offering that results in the Common Shares or other securities in the capital of the Issuer becoming listed on a stock exchange in Canada or the United States of America, or the Issuer completes a reverse takeover, statutory merger or amalgamation, arrangement, share exchange, business combination or other similar transaction which results in a class of shares of the issuer resulting from such transaction being listed (the “Resulting Issuer”) on a stock exchange in Canada or the United States of America and the shareholders of the Issuer receiving such listed securities of the Resulting Issuer and/or cash in exchange for their Common Shares (in each case, a “Liquidity Event”), the Common Shares may be required to be escrowed or locked-up, either at the request of the Issuer’s selling agent or underwriter for a period not to exceed 180 days in connection with the Liquidity Event, or otherwise pursuant to the rules of any stock exchange, securities commission or other securities regulatory authority having jurisdiction, and the Subscriber agrees to sign any such escrow or lock-up agreement and abide by any such restrictions as may be so imposed, provided such restrictions are the same as those imposed on the other shareholders of the Resulting Issuer who hold more than 2% of the shares of the Resulting Issuer.

11.2        In furtherance of the covenant in Section 11.1, the Subscriber hereby irrevocably appoints the Chief Executive Officer or the President of the Issuer, as exists at the applicable time (in any case, the “President”), as the Subscriber’s attorney-in-fact, and authorizes the President as the Subscriber’s attorney-in-fact, with full power and authority in the Subscriber’s place and stead, to approve and sign any pooling or escrow agreement, or any other document, on behalf of the Subscriber as the Issuer advises may be required to provide for pooling or escrow of the Common Shares, or the approval and completion of any Liquidity Event, as the case may be, in the event of a Liquidity Event or other transaction pursuant to which the Issuer may become listed, directly or indirectly, on any stock exchange. This power of attorney is irrevocable, is coupled with an interest and has been given for valuable consideration, the receipt and adequacy of which are acknowledged by the Subscriber. This power of attorney and other rights and privileges granted hereunder will survive any legal or mental incapacity, dissolution, bankruptcy or death of the Subscriber. This power of attorney extends to the heirs, executors, administrators, other legal representatives and successors, transferees and assigns of the Subscriber. Any person dealing with the Issuer may conclusively presume and rely upon the fact that any document, instrument or agreement executed by the President pursuant to this power of attorney is authorized and binding on the Subscriber, without further inquiry. The Subscriber (on its own behalf and, if applicable, on behalf of each beneficial purchaser on whose behalf it is contracting) agrees to be bound by any representations or actions made or taken by the President pursuant to this power of attorney, and waives any and all defences that may be available to contest, negate or disaffirm any action of the President taken in good faith under this power of attorney.

12.	Collection of Personal Information

12.1        The Subscriber acknowledges and consents to the fact that the Issuer is collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Subscriber acknowledges that its personal information (and, if applicable, the personal information of any person on whose behalf the Subscriber is contracting hereunder) may be included in record books in connection with the Offering and may be disclosed by the Issuer to: (i) stock exchanges or securities regulatory authorities; (ii) the Issuer’s registrar and transfer agent; (iii) Canadian Tax Authorities; (iv) authorities pursuant, among other legislation, to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); and (v) any other parties involved in the Offering, including the Issuer’s counsel. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the personal information of any other person on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by Applicable Laws. Notwithstanding that the Subscriber may be purchasing the Common Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Issuer, all as may be required by the Issuer in order to comply with the foregoing. Furthermore, the Subscriber is hereby notified that:

(a)	the Issuer may deliver to any securities commission having jurisdiction over the Issuer, the Subscriber or this Subscription, including any Canadian provincial securities commissions, the United States Securities and Exchange Commission and/or any state securities commissions (collectively, the “Commissions”), certain personal information pertaining to the Subscriber, including the Subscriber’s full name, residential address and telephone number, the number of securities of the Issuer owned by the Subscriber, the number of Common Shares purchased by the Subscriber, the total Subscription Amount paid, the prospectus exemption relied on by the Issuer and the date of distribution of the Common Shares;

(b)	such information is being collected indirectly by the Commissions under the authority granted to them in applicable securities laws;

(c)	such information is being collected for the purposes of the administration and enforcement of applicable securities laws; and

(d)	in Ontario, the Administrative Support Clerk, Suite 1903, Box 55, 20 Queen Street West, Toronto ON, M5H 3S8, Telephone: (416) 593-3684 is the public official who can answer questions about the collection of personal information.

13.	Costs

13.1        The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any legal counsel or tax or financial advisors retained by the Subscriber) relating to the subscription of the Common Shares will be paid by the Subscriber.

14.	Delivery of Subscription Agreement

14.1        The Issuer and the Issuer’s counsel will be entitled to rely on delivery by DocuSign or other means of electronic communication of an executed copy of this Agreement, and acceptance by the Issuer of such copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer in accordance with the terms hereof. If less than a complete copy of this Agreement is delivered to the Issuer or the Issuer’s counsel prior to or at Closing, the Issuer and the Issuer’s counsel are entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered prior to or at Closing as written herein, unaltered.

15.	Governing Law

15.1        This Agreement and all matters related hereto or arising herefrom are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the Issuer and the Subscriber irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario in all matters related to, or arising from, this Agreement.

16.	Survival

16.1         This Agreement, including the representations, warranties and covenants contained herein, will survive and continue in full force and effect and be binding upon the Issuer and the Subscriber, notwithstanding the completion of the subscription of the Common Shares by the Subscriber.

17.	Assignment

17.1        This Agreement is not transferable or assignable.

18.	Severability

18.1         The invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

19.	Entire Agreement

19.1        This Agreement and the other Transaction Documents constitute the entire agreement between the parties and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and their respective affiliates, as applicable, related to such matters, including the Letters of Intent. The parties have not relied and are not relying on any other information, discussion or understanding in entering into this Agreement.

20.	Notices

20.1        All notices and other communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, including DocuSign, electronic mail or other means of electronic communication capable of producing a printed copy. Notices to the Subscriber will be directed to the address of the Subscriber set forth on page ii of this Agreement and notices to the Issuer will be directed to the address of the Issuer set forth on the first page of this Agreement.

21.	Counterparts and Electronic Means

21.1        This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute an original and all of which together will constitute one instrument. Delivery of an executed copy of this Agreement by DocuSign or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the Closing Date.

22.	Schedules, Exhibits and Appendices

22.1         The schedules, exhibits and appendices attached hereto form part of this Agreement.

23.	indemnity

23.1        The Subscriber will indemnify and hold harmless the Issuer and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all Claims asserted against any of them, or any Losses incurred or suffered by any of them, and directly or indirectly arising from or in connection with any representation or warranty of the Subscriber contained in this Agreement, the Questionnaire, or in any document furnished by the Subscriber to the Issuer in connection herewith being untrue in any material respect of any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Issuer in connection therewith.

24.	Public Disclosure

Neither party shall not issue any press release or make any other public statement or disclosure with respect to this Agreement without the consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the foregoing shall be subject to each party’s overriding obligation to make any disclosure or filing in accordance with Applicable Laws, including applicable securities laws, and if, in its reasonable opinion, such disclosure or filing is required and the other party has not reviewed or commented on the disclosure or filing, the party proposing to make such disclosure shall use its reasonable best efforts to give the other party prior oral or written notice and a reasonable opportunity to review or comment on the disclosure or filing (other than with respect to confidential information contained in such disclosure or filing). The party making such disclosure shall give reasonable consideration to any comments made by the other party or its counsel, and if such prior notice is not possible, shall give such notice immediately following the making of such disclosure or filing.

SCHEDULE “A”
DEFINITIONS

The terms defined in this Schedule “A” shall, for all purposes of this Agreement, have the following meanings:

“Applicable Laws” means all applicable domestic or foreign national, federal, provincial, territorial, state, regional and local laws (whether statutory or common law or equity), rules, ordinances (including zoning and mineral removal ordinances), regulations, grants, concessions, franchises, licences, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature and in any case, issued, enacted, promulgated, enforced or entered by any Governmental Authority (including environmental laws, mining laws and any applicable securities laws and any applicable rules of any stock exchange imposing disclosure requirements);

“Business Day” means any day that is not a weekend or a holiday in Toronto, Ontario or Buenos Aires, Argentina;

“Claim” means any material actual or threatened civil, criminal, administrative, regulatory, arbitral or investigative inquiry, action, suit or proceeding and any notice, demand or claim resulting therefrom or any other claim or demand of whatever nature or kind;

“Copper Cathodes and Concentrates Purchase Rights Agreement” means the copper cathodes and concentrates purchase rights agreement made pursuant to an offer delivered by ACM on February 23, 2023 and accepted by the Subscriber on February 24, 2024;

“COVID-19 Relief” means any support payments, loans, benefits, wage or other subsidies or other incentives provided, in each case, as a result of the COVID-19 pandemic from any Governmental Authority or financial institution;

“Encumbrance” means any encumbrance, mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, usufruct, easement, encroachment, hypothec, pledge, title retention agreement, reservation of title, servitude, right of way, restrictive covenant, restriction on transfer, right of occupation or other adverse claim or restriction on use, in any case, regardless of form, whether or not registered or registrable and whether or not consensual or arising by Applicable Laws, including any or any matter capable of registration, or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy, property or assets;

“Exchange Rate” means the conversion of Argentine Pesos into US dollars denominated as MEP Dollars, calculated using volume weighted average of S31O3 and SO3D bonds within the period of five (5) trading days preceding the Closing Date, based on quotes obtained from the Bolsar page (https://bolsar.info). In the event of new restrictions rendering the foregoing calculation unavailable at the Closing Date, the parallel MEP rate to be used will be that provided by Banco Santander in Argentina and/or its local brokerage firm Santander Valores as a result of private transactions (commonly known as OTC or Senebi locally) or, if not available at Banco Santander, by another bank or broker agreed by the Parties in writing calculated on a five (5) day average as described above;

“Governmental Authority” means any (i) domestic or foreign government, whether national, federal, provincial, territorial, regional, county, state, municipal or local or other governmental or public department, (ii) any central bank, court, individual arbitrator or arbitration panel, commission, board, bureau, agency or instrumentality, domestic or foreign, (iii) subdivision or authority of any of the foregoing, (iv) securities regulatory authority or stock exchange, and (v) quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; in each case, having jurisdiction in the relevant circumstances;

“Letter of Intent” means the non-binding letter of intent made by the Subscriber on September 12, 2023, and accepted by the Issuer on September 19, 2023;

“Investor Rights Agreement” means the investor rights agreement dated February 24, 2023 among the Subscriber, the Issuer, MUX, MAI and Robert McEwen, as amended by Amendment No. 1 dated March 10, 2023;

“Liabilities” means, with respect any person, any and all indebtedness, liabilities, commitments and obligations of any kind of such person, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including whether arising out of any contract, tort based on negligence or strict liability or Applicable Laws);

“Losses” means, with respect to any person, any and all losses, Liabilities, Claims, obligations, judgments, fines, settlement payments, awards or damages of any kind actually suffered or incurred by such person (together with all reasonably incurred cash disbursements, costs and expenses, costs of investigation, defence and appeal and reasonable legal fees and expenses), whether or not involving any Third Party Claim;

“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, joint stock company, trust, unincorporated association, joint venture, juridical person or Governmental Authority, and related personal pronouns have a similarly extended meaning, as the context requires;

“Tax Act” means the Income Tax Act (Canada) as amended from time to time, including the regulations promulgated thereunder;

“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection, administration or imposition of any Taxes;

“Tax Returns” means all returns, elections, claims for refunds, designations, reports, declarations, statements, bills, schedules, estimates, information returns, forms, or other written information (whether in tangible electronic or other form) made, prepared or filed or required to be made, prepared or filed in respect of Taxes under Applicable Laws, including any schedule or attachment thereto, and including any amendment thereof;

“Taxes” means all federal, national, state, provincial, territorial, county, municipal, or local taxes, whether domestic or foreign, and all duties, imposts, levies, assessments, tariffs and other charges imposed, assessed or collected by a Tax Authority, including (i) any income, gross income, net income, gross receipts, net worth, business, royalty, capital, capital gains, goods and services, harmonized sales, value added, severance, stamp, franchise, occupation, premium, capital stock, sales and use, real property, land transfer, personal property, ad valorem, transfer, licence, profits, windfall profits, payroll, environmental, employment, employer health, pension plan, anti-dumping, countervail, excise, severance, stamp, occupation or premium tax, (ii) all withholdings on amounts paid to or by the relevant person, (iii) all employment insurance premiums, pension plan contributions or premiums, (iv) any fine, penalty, interest, surcharge or addition to tax, (v) any tax imposed, assessed, or collected or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee, (vi) claw-backs, repayments, obligations or other liabilities under or in respect of any COVID-19 Relief and (vii) any tax of a type referred to in this paragraph that is payable by a person as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or indemnity agreement;

“Third Party” means any person other than a party hereto or an affiliate of a party hereto;

“Third Party Claim” means any Claim for which the Issuer may have liability to any Subscriber Indemnified Party hereunder is asserted against or sought to be collected from any Subscriber Indemnified Party by a Third Party; and

“Transaction Document” means this Agreement, the IRA Amendment, the CCCPRA Amendment and all of the agreements and documents referred to herein or therein, as the case may be, including all agreements or documents to be delivered at Closing under or pursuant to this Agreement.

Exhibit "A"
Canadian INVESTOR QUESTIONNAIRE

Capitalized terms used in this Canadian Investor Questionnaire (this “Questionnaire”) and not specifically defined have the meaning ascribed to them in the Private Placement Subscription Agreement (the “Agreement”) between the undersigned (the “Subscriber”) and McEwen Copper Inc. (the “Issuer”) to which this Exhibit “A” is attached.

In connection with the subscription by the Subscriber of the Common Shares, the Subscriber hereby represents, warrants and certifies to the Issuer that the Subscriber:

(i)	is acquiring the Common Shares as principal (or deemed principal under the terms of National Instrument 45-106 – Prospectus Exemptions adopted by the Canadian Securities Administrators (“NI 45-106”));

(ii)	is resident in the jurisdiction set out as at the “Subscriber’s Address” set out on page ii of the Agreement; and

(iii)	has not been provided with any offering memorandum in connection with the acquisition of the Common Shares.

In connection with the acquisition of the Common Shares, the Subscriber hereby represents, warrants and certifies to, and covenants and agrees with, the Issuer that the Subscriber meets one or more of the following criteria:

I. SUBSCRIBERS ACQUIRING SHARES UNDER THE “ACCREDITED INVESTOR” EXEMPTION

the Subscriber is an “accredited investor” within the meaning of NI 45-106, by virtue of satisfying the indicated criterion below (YOU MUST PLACE A CHECK-MARK ON THE APPROPRIATE LINE(S)) (see certain guidance with respect to accredited investors that starts on page 19 below)

☐	(a)	except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

☐	(b)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (a),

☐	(c)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐	(d)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000 (YOU MUST ALSO COMPLETE AND SIGN APPENDIX “A” TO EXHIBIT A OF THIS QUESTIONNAIRE THAT STARTS ON PAGE A-9),

☐	(e)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,

☐	(f)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year (YOU MUST ALSO COMPLETE AND SIGN APPENDIX “A” TO EXHIBIT A OF THIS QUESTIONNAIRE THAT STARTS ON PAGE A-9),

☐	(g)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000 (YOU MUST ALSO COMPLETE AND SIGN APPENDIX “A” TO EXHIBIT OF THIS QUESTIONNAIRE THAT STARTS ON PAGE A -9),

☐	(h)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (h),

☐	(i)

an investment fund that distributes or has distributed its securities only to:

(i)             a person that is or was an accredited investor at the time of the distribution,

(ii)             a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or

(iii)           a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106,

☐	(j)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐	(k)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

☐	(l)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

☐	(m)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐	(n)	an entity organized in a foreign jurisdiction that is analogous to an entity referred to in paragraph (a) in form and function, or

☐	(o)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

II.	SUBSCRIBERS ACQUIRING SHARES UNDER THE MINIMUM AMOUNT INVESTMENT

(a)	the Subscriber is not an individual as that term is defined in applicable Canadian securities laws,

(b)	the Subscriber is acquiring the Common Shares as principal for its own account and not for the benefit of any other person,

(c)	the Common Shares have an acquisition cost to the Subscriber of not less than $150,000, payable in cash at the Closing, and

(d)	the Subscriber was not created and is not being used solely to purchase or hold securities in reliance on the prospectus exemption provided under Section 2.10 of NI 45-106, it pre-existed the Offering and has a bona fide purpose other than investment in the Common Shares.

DEFINITIONS

For the purposes of this Questionnaire and Appendix “A” attached to this Questionnaire:

(a)            “control person” means

(i)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an Issuer to affect materially the control of the Issuer, or

(ii)	each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an Issuer to affect materially the control of the Issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an Issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the Issuer;

(b)            “director” means

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(c)            “eligibility adviser” means

(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)	have a professional, business or personal relationship with the Issuer, or any of its directors, executive officers, founders or control persons, and

(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the Issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(d)            “executive officer” means, for an Issuer, an individual who is

(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(iii)	performing a policy-making function in respect of the Issuer;

(e)            “financial assets” means

(i)	cash,

(ii)	securities, or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(g)            “founder” means, in respect of an Issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Issuer, and

(ii)	at the time of the distribution or trade is actively involved in the business of the Issuer;

(h)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(i)	“individual” means a natural person, but does not include

(i)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or trust, or

(ii)	a natural person in the person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(j)	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation and a venture capital corporation as such terms are defined in National Instrument 81-106 Investment Fund Continuous Disclosure;

(k)	“jurisdiction” or “jurisdiction of Canada” means a province or territory of Canada except when used in the term foreign jurisdiction;

(l)	“non-redeemable investment fund” means an Issuer:

(i)            whose primary purpose is to invest money provided by its securityholders,

(ii)            that does not invest

(A)	for the purpose of exercising or seeking to exercise control of an Issuer, other than an Issuer that is a mutual fund or a non-redeemable investment fund, or

(B)	for the purpose of being actively involved in the management of any Issuer in which it invests, other than an Issuer that is a mutual fund or a non-redeemable investment fund, and

(iii)            that is not a mutual fund;

(m)            “person” includes

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(n)            “related liabilities” means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets; and

(o)            “spouse” means, an individual who,

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).

Guidance On Accredited Investor Exemptions for Individuals

An individual accredited investor is an individual:

(a)	who, either alone or with a spouse, beneficially owns financial assets (please see the guidance below regarding what financial assets are) having an aggregate realizable value that. before taxes but net of any related liabilities (please see the guidance below regarding what related liabilities are), exceeds $1,000,000;

(b)	whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(c)	who, either alone or with a spouse, has net assets (please see the guidance below regarding calculating net assets) of at least $5,000,000; and

(d)	who beneficially owns financial assets (please see the guidance below regarding what financial assets are) having an aggregate realizable value that, before taxes but net of any related liabilities (please see the guidance below regarding what related liabilities are), exceeds $5,000,000.

The monetary thresholds above are intended to create bright-line standards. Subscribers who do not satisfy these monetary thresholds do not qualify as accredited investors.

Spouses

Sections (a), (b) and (c) above are designed to treat spouses as a single investing unit, so that either spouse qualifies as an accredited investor if the combined financial assets of both spouses exceed $1,000,000, the combined net income of both spouses exceeds $300,000, or the combined net assets of both spouses exceed $5,000,000. Section (d) above does not treat spouses as a single investing unit.

If the combined net income of both spouses does not exceed $300,000, but the net income of one of the spouses exceeds $200,000, only the spouse whose net income exceeds $200,000 qualifies as an accredited investor.

Financial Assets and Related Liabilities

For the purposes of sections (a) and (d) above, “financial assets” means: (1) cash, (2) securities, or (3) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a subscriber’s personal residence is not included in a calculation of financial assets.

The calculation of financial assets must exclude “related liabilities”, meaning: (1) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (2) liabilities that are secured by financial assets.

As a general matter, it should not be difficult to determine whether financial assets are beneficially owned by an individual, an individual’s spouse, or both, in any particular instance. However, in the case where financial assets are held in a trust or in another type of investment vehicle for the benefit of an individual, there may be questions as to whether the individual beneficially owns the financial assets. The following factors are indicative of beneficial ownership of financial assets:

•	physical or constructive possession of evidence of ownership of the financial asset;

•	entitlement to receipt of any income generated by the financial asset;

•	risk of loss of the value of the financial asset; and

•	the ability to dispose of the financial asset or otherwise deal with it as the individual sees fit.

For example, securities held in a self-directed RRSP for the sole benefit of an individual are beneficially owned by that individual.

In general, financial assets in a spousal RRSP can be included for the purposes of the $1,000,000 financial asset test in section (a) above because section (a) takes into account financial assets owned beneficially by a spouse. However, financial assets in a spousal RRSP cannot be included for purposes of the $5,000,000 financial asset test in section (d) above.

Financial assets held in a group RRSP under which the individual does not have the ability to acquire the financial assets and deal with them directly do not meet the beneficial ownership requirements in either sections (a) or (d) above.

Net Assets

For the purposes of section (c) above, “net assets” means all of a subscriber’s total assets minus all of the subscriber’s total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets includes the value of a subscriber’s personal residence, and the calculation of total liabilities includes the amount of any liability (such as a mortgage) in respect of the subscriber’s personal residence.

To calculate a subscriber’s net assets under the net asset test, subtract the subscriber’s total liabilities from the subscriber’s total assets. The value attributed to assets should reasonably reflect their estimated fair value. Income tax is considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security to the subscriber by the Issuer.

Guidance On Accredited Investor Exemptions for Corporations, Trusts and Other Entities

Accredited investors that are corporations, trusts or other entities include:

(a)	a corporation, trust or other entity, other than an investment fund, that has net assets (please see the guidance below regarding calculating net assets) of at least $5,000,000 as shown on its most recently prepared financial statements in accordance with applicable generally accepted accounting principles and that has not been created or used solely to purchase or hold securities as an accredited investor;

(b)	a corporation, trust or other entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors; and

(c)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Net Assets

For the purposes of section (a) above, “net assets” means all of the subscriber’s total assets minus all of the subscriber’s total liabilities. The minimum net asset threshold of $5,000,000 specified in section (a) above must be shown on the entity’s most recently prepared financial statements. The financial statements must be prepared in accordance with applicable generally accepted accounting principles.

The Subscriber agrees that the above representations and warranties will be true and correct both as of the execution of this Questionnaire and as of the Closing and acknowledges that they will survive the completion of the issue of the Common Shares.

The Subscriber acknowledges that the foregoing representations and warranties are made by the Subscriber with the intent that they be relied upon in determining the suitability of the Subscriber to acquire the Common Shares and that this Questionnaire is incorporated into and forms part of the Agreement and the undersigned undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of any of the Common Shares.

The Subscriber undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth in the Agreement or in this Questionnaire which takes place prior to the Closing.

By completing this Questionnaire, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority or regulator and acknowledges that such information is made available to the public under applicable laws.

DATED as of _______ day of                          , 2023.

FCA ARGENTINA S.A.

By:
Name:
Title:

By:
Name:
Title:

Appendix "A"
TO EXHIBIT A

TO CANADIAN INVESTOR QUESTIONNAIRE
Form 45-106F9

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common Shares at a price of US$26.00 per Common Share.	Issuer: McEwen Copper Inc. (the “Issuer”)

Acquired from: The Issuer.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $__________. [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
• Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE ISSUER
5. For more information about this investment
McEwen Copper Inc. 150 King Street West, S. 2800 Toronto, ON M5H 1J9 Attention: Carmen Diges Email: cdiges@mcewenmining.com
For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.	This form does not mandate the use of a specific font size or style but the font must be legible
2.	The information in sections 1, 5 and 6 must be completed before the Subscriber completes and signs the form.
3.	The Subscriber must sign this form. Each of the Subscriber and the Issuer or selling security holder must receive a copy of this form signed by the Subscriber. The Issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

exhibit “B”
FORM OF ICC Agreement

City of Buenos Aires, [October 10], 2023

Messrs.

ANDES CORPORACIÓN MINERA S.A.

Perú 930, 2nd floor,

City of Mendoza, Mendoza

Republic of Argentina

Ref.: ICC Offer No. 3/2023

Dear Sirs,

FCA ARGENTINA S.A., a company duly organized and existing under the laws of the Republic of Argentina, with its legal domicile at Carlos María della Paolera 265, 22nd floor, City of Buenos Aires (the “Contributor”) hereby addresses ANDES CORPORACIÓN MINERA S.A., a company duly organized and existing under the laws of the Republic of Argentina, with its legal domicile at Perú 930, 2nd floor, of the City of Mendoza (the “Company”) in order to submit an offer regarding an irrevocable capital contribution on account of future capital subscription (the “Offer”).

In case of acceptance, terms and conditions detailed in Annex I will be applicable.

The Offer will be valid for a term of five (5) business days from its delivery to the Company, and will be deemed accepted if the Company, within such term, delivers a written letter of acceptance to the Contributor at the following email addresses: francisco.bellucci@stellantis.com; german.penelas@stellantis.com; and miguelignacio.prefumo@stellantis.com, duly executed by the Company, expressly accepting this Offer (the “Acceptance Letter”).

This Offer will be governed in accordance with the laws of the Republic of Argentina.

Yours sincerely,

FCA ARGENTINA S.A.

Name: Miguel Ignacio Prefumo
Title: Authorized Attorney

Name: Germán Federico Penelas
Title: Authorized Attorney
Signature page to ICC Offer No. 3/2023

ANNEX I - TERMS AND CONDITIONS

In case of acceptance of the Offer, the relationship between the Company and the Contributor shall be subject to the following terms and conditions:

1°) Within three (3) working days after the acceptance of the Offer, the Contributor will make an irrevocable capital contribution on account of future capital subscriptions for the amount in Argentine pesos equivalent to the amount of USD 49,400,000 (forty-million four hundred thousand United States Dollars) (the “Irrevocable Capital Contribution”). The amount in Argentine pesos will be determined by application of an exchange rate equal to the weighted average exchange rates resulting from the amount and volume traded of the S31O3 and SO3D bonds with liquidation term at sight (t+0 or "contado inmediato") within the period of five (5) working days preceding the date that the Irrevocable Capital Contribution is to be made by the Contributor.

2°) The Irrevocable Capital Contribution will be paid by the Contributor by delivering an echeq (cheque electrónico) at sight duly endorsed in favour of the Company.

3°) The Irrevocable Capital Contribution will be used by the Company in Argentina to reduce debt, for project development expenses and for general corporate purposes of the Company and will remain in Argentine Pesos. The Irrevocable Capital contribution cannot be used under any circumstance to make any foreign exchange transaction, including but not limited to blue-chip swap (contado con liquidación) transactions. This will not prevent the Company from implementing the cash management strategies that may be required to preserve the purchasing power of the Argentine pesos vis-à-vis inflation and/or devaluation until such Argentine pesos are used for the stated purposes.

4°) The Irrevocable Capital Contribution does not accrue compensatory interest.

5°) The Contributor irrevocably and unconditionally agrees to maintain the Irrevocable Capital Contribution in the Company during the term of no more than 180 (one hundred and eighty) days as of the acceptance of the Irrevocable Capital Contribution by the Board of Directors of the Company. During such term, the Shareholders’ Meeting of the Company must consider the capitalization or restitution of the Irrevocable Capital Contribution.

6°) In the event the Shareholders’ Meeting approves the capitalization of the Irrevocable Capital Contribution, the Contributor will receive shares of the Company at a par value (AR$ 100 per share).

7°) If the term provided in Section 5 above expires without the Shareholders’ Meeting having expressly considered the capitalization of the Irrevocable Capital Contribution, the amount of the Irrevocable Capital Contribution will be registered as a debt of the Company in favor of the Contributor (the “Credit”). Therefore, the Company shall upon demand of the Contributor take all necessary actions to reimburse the Irrevocable Capital Contribution to the Contributor (in accordance with applicable regulations). In the event that the Company does not proceed with the reimbursement, no compensatory interest will be accrued, without prejudice to the punitive interest that may correspond.

8°) In the event any act of bankruptcy or suspension of payments of the Company, the Credit will be considered subordinated under the terms of article 2575 of the Civil and Commercial Code of the Argentine Republic.

9°) Contributor shall bear 50% of the applicable debits and credits tax rate to the deposit of the Irrevocable Capital Contribution in ACM bank account amounting to AR$ 125,184,791.85 (Argentine pesos one hundred twenty five millions one hundred eighty four thousand seven hundred ninety-one, with eighty five cents).

10°) In the event this Offer is accepted by the Company and the Contributor effectively transfers the funds to the Company, the resulting rights of the Contributor arising from the ICC Contribution will only be assignable by the Contributor to McEwen Copper, Inc.

11°) The Offer will be governed in accordance with the laws of the Republic of Argentina. In case of any disagreement, dispute or conflict arising from this Offer, the Company expressly agrees to submit the dispute to the Commercial Courts of the City of Mendoza.

exhibit “C”
FORM OF ICC Assignment Agreement

City of Buenos Aires, October 10, 2023

MCEWEN COPPER INC.

Atn. Carmen Diges

Email: cdiges@mcewenmining.com

150 King Street West, S. 2800

Toronto, Ontario,

Canada

Ref.: ICC AOL N° 3/2023

Dear Sirs:

FCA ARGENTINA S.A., a company duly registered and existing in accordance with the laws of the Republic of Argentina (the “Subscriber”) hereby makes the following irrevocable offer (the “Assignment Offer”) to MCEWEN COPPER INC., a company duly registered and existing in accordance with the laws of the Province of Alberta (“Issuer”, and together with the Subscriber the “Parties”), on and subject to the terms and conditions set in Annex I hereto.

This Assignment Offer will remain valid for five (5) business days from its delivery to the Issuer and shall be deemed accepted if the Issuer, within such term, delivers a written letter of acceptance to the Subscriber at the following email addresses: francisco.bellucci@stellantis.com; german.penelas@stellantis.com; and miguelignacio.prefumo@stellantis.com, duly executed by the Issuer, expressly accepting this Assignment Offer, according to the template included as Annex II (the “Acceptance Letter”).

Upon acceptance of this Assignment Offer by the Issuer, in accordance with the procedure set forth above, the Parties shall be deemed to have entered into an agreement governed by the terms and condition detailed in Annex I, together with its exhibits (the “Agreement”), as of the date on which the Acceptance Letter is received by the Subscriber (the “Effective Date”).

This Assignment Offer will be governed in accordance with the laws of the Republic of Argentina.

Yours sincerely,

Reminder of this page intentionally left in blank. Signature page following on next page.

Signature page to ICC AOL No. 3/2023

FCA Argentina S.A.

Name: Miguel Ignacio Prefumo
Title: Attorney in fact

Name: Germán Federico Penelas
Title: Attorney in fact

ANNEX I – TERMS AND CONDITIONS

WHEREAS on October 10, 2023, the Subscriber subscribed for 1,900,000 common shares in the Issuer for an amount of USD 49,400,000 (forty-nine million four hundred thousand United States Dollars) under the Private Placement Subscription Agreement dated October 10, 2023 (the “Subscription Agreement”).

AND WHEREAS, on October 10, 2023, the Subscriber sent an offer, ICC Offer No. 3/2023 to Andes Corporación Minera S.A. (“ACM”), a wholly owned indirect subsidiary of the Issuer, to make an irrevocable capital contribution to ACM, which offer was accepted by ACM on [Date], 2023. Copies of such offer and acceptance are attached as Exhibit A (the “ICC Agreement”).

AND WHEREAS, on October 10, 2023, the Subscriber endorsed in favor of ACM an echeq (cheque electrónico), issued by Santander Valores equal to the amount of ARS 41,728,263,949 (forty-one thousand seven hundred and twenty eight million two hundred and sixty three thousand nine hundred and forty nine pesos) in full satisfaction of the ICC Agreement.

AND WHEREAS, as of the Effective Date the irrevocable capital contribution under the ICC Agreement has not been capitalized by ACM.

AND WHEREAS, the Subscriber wishes to assign to the Issuer as payment for the shares issued to the Subscriber by the Issuer under the Subscription Agreement all its rights, duties, obligations, titles and interests under the ICC Agreement, and the Issuer wishes to accept and consent to such assignment in accordance with the terms and conditions provided herein.

NOW THEREFORE, the Parties agree as follows:

FIRST: Assignment. The Subscriber irrevocably assigns to the Issuer and the Issuer irrevocably accepts from the Subscriber all its rights, duties, obligations, titles and interests established in the ICC Agreement.

SECOND: Payment. In exchange for the assignment of the ICC Agreement by the Subscriber to the Issuer, the Issuer will issue, deliver to and register under the Subscriber´s name, the total amount of 1,900,000 common shares of the Issuer, which – considering the total number of 28,885,000 common shares issued and outstanding immediately before the issuance of such shares – after being issued will represent approximately [*] % of all outstanding shares of the Issuer (the “Shares”) in accordance with the terms and conditions set forth in the Subscription Agreement.

THIRD: Notification. The Subscriber shall promptly provide notice to ACM of the assignment of the ICC Agreement subject to the terms and conditions of this Assignment Agreement, according to sections 1614 and 1620 of the Civil and Commercial Code of the Republic of Argentina.

FOURTH: Representations and Warranties of the Subscriber. The Subscriber represents and warrants:

(i) it has full powers and capacity to make the Offer and to enter into this Assignment Agreement;

(ii) this Assignment Agreement is valid and enforceable against the Subscriber in accordance with its terms, and does not constitute a violation of any law, order or agreement to which the Subscriber is a party;

(iii) the Subscriber is the sole legal and beneficial holder of the rights arising from the ICC Agreement;

(iv) the ICC Agreement is in full force and effect and is transferable to the Issuer; and

(v) all representations and warranties granted by the Subscriber under the Subscription Agreement shall also apply in their entirety mutatis mutandis to this Assignment Agreement.

FIFTH: Representations and Warranties of the Issuer. The Issuer represents and warrants to the Subscriber that:

(i) it has full powers and capacity to accept the Offer and to enter into this Assignment Agreement;

(ii) this Assignment Agreement is valid and enforceable against the Issuer in accordance with its terms, and does not constitute a violation of any law, order or agreement to which the Issuer is a party;

(iii) it recognizes that the ICC Agreement assigned by the Subscriber in favor of the Issuer, as well as the liabilities assumed by the Issuer, are irrevocable and therefore, the Issuer will not have any appeal against the Subscriber, except in cases were the Subscriber is in breach in any material respect of any representations and warranties or covenants under this Assignment Agreement;

(iv) it has taken all corporate steps and proceedings necessary to duly approve the transactions contemplated under this Assignment Agreement, including its execution and delivery;

(v) it is not in breach of any securities laws; and

(vi) all representations and warranties granted by the Issuer under the Subscription Agreement shall also apply in their entirety mutatis mutandis to this Assignment Agreement.

SIXTH. Applicable Law. Jurisdiction. Legal Domiciles. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Argentina.

In the event of any dispute under this Agreement, each of the Parties agrees to submit to the jurisdiction of the National Commercial Court of Appeals of the City of Buenos Aires, and irrevocably attorns to the exclusive jurisdiction of the National Commercial Court of Appeals of the City of Buenos Aires in all matters related to, or arising from, this Agreement.

All notifications, claims, requests, and other type of communications, must be in writing and delivered to the following domiciles:

If to the Subscriber:

FCA Argentina S.A.

Carlos María Della Paolera 265, 22nd floor,

C1001ADA Buenos Aires, Argentina

Attn: Matheus de Oliveria Rocha / Francisco Bellucci / Germán Federico Penelas

Email: matheus.rocha@stellantis.com / francisco.bellucci@stellantis.com / german.penelas@stellantis.com.

with a copy (which shall not constitute notice) to:

Marval O´Farrell & Mairal

Av. Leandro N. Alem 882, Piso 13

C1001AAQ Buenos Aires. Argentina

Attn: Diego Krischcautzky / Macarena García Mirri

E-Mail: dk@marval.com / mgmi@marval.com

Phone: + 54 11 4310-0100

McCarthy Tétrault LLP

Suite 2400, 745 Thurlow Street

Vancouver, BC. Canada

V6E 0C5

Attn.: Shawn Doyle

Email: sdoyle@mccarthy.ca

If to the Issuer:

McEwen Copper Inc.

150 King Street West, S. 2800

Toronto, Ontario, Canada

Attn: Carmen Diges

Email: cdiges@mcewenmining.com

[Remaining of page intentionally left in blank]

exhibit “d”
FORM OF IRA Amendment

AMENDMENT NO. 2 TO

INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTOR RIGHTS AGREEMENT is made as of October 10, 2023 among FCA Argentina S.A., a corporation existing under the laws of Argentina (the “Investor”), McEwen Copper Inc., a corporation existing under the laws of the Province of Alberta (the “Corporation”), McEwen Mining Inc., a corporation existing under the laws of the State of Colorado (“McEwen Mining”), Minera Andes Inc. (“Minera Andes”), a corporation existing under the laws of the Province of Alberta, and Robert R. McEwen, an individual acting in his personal capacity (“Robert R. McEwen”) (collectively, the “Parties”).

WHEREAS the Parties are party to an investor rights agreement dated February 24, 2023, as amended by the amendment No. 1 dated as of March 10, 2023 (the “IRA”), and the Parties have agreed to additional rights and obligations and now desire to amend the terms of the IRA to reflect such agreement;

AND WHEREAS, Section 8.12 of the IRA provides that the IRA may be amended by agreement in writing by each of the Parties;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment No. 2 and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

(1)      Section 4.01(3) of the IRA shall be deleted in its entirety.

(2)      This Amendment No. 2 is hereby incorporated in and shall form part of the IRA. The IRA as amended by this Amendment No. 2 shall constitute one agreement and shall continue in full force and effect subject to this Amendment No. 2, and the IRA as so amended is hereby ratified and confirmed by the parties hereto.

(3)      This Amendment No. 2 shall be governed by and construed in accordance with the laws of the Province of Ontario (without giving effect to any conflict of laws principles thereunder) and the federal laws of Canada applicable therein.

(4)      The Parties acknowledge that they have entered into this Amendment No. 2 willingly with full knowledge of the obligations imposed by the terms of this Amendment No. 2. Further, the Parties acknowledge that they have been afforded the opportunity to obtain independent legal advice and confirm by the execution of this Amendment No. 2 that they have either done so or waived their right to do so, and agree that this Amendment No. 2 constitutes a binding legal obligation and that they are estopped from raising any claim on the basis that they have not obtained such advice.

(5)      This Amendment No. 2 may be executed in any number of counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument. Counterparts may be delivered by electronic transmission and the parties hereto adopt any signatures so received as original signatures of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties hereto have duly executed this Amendment No. 2 as of the date and year first above written.

McEwen Copper Inc.

Per:
Authorized Signatory

McEwen Mining Inc.

Per:

Authorized Signatory

MINERA ANDES INC.

Per:
Authorized Signatory

Robert R. McEwen

FCA ARGENTINA S.A.

Per:
Authorized Signatory

Per:
Authorized Signatory

exhibit “E”
FORM OF CCCPRA Amendment

October 10, 2023

Via Electronic Mail

Messrs.

FCA Argentina S.A.

Carlos María della Paolera 265, 22nd floor

City of Buenos Aires

Republic of Argentina

Attention: Francisco Bellucci and Matheus Rocha

Email: francisco.bellucci@stellantis.com and matheus.rocha@stellantis.com

Re: CCC Offer No. 2/2023

Dear Sirs,

ANDES CORPORACIÓN MINERA S.A., a company duly organized and existing under the laws of the Republic of Argentina, with its legal domicile at Perú 930, 2nd floor of the City of Mendoza (the “Seller”) is pleased to submit this irrevocable offer to FCA ARGENTINA S.A., a company duly organized and existing under the laws of the Republic of Argentina, with its legal domicile at Carlos María della Paolera 265, 22nd floor, City of Buenos Aires (“Stellantis”, and together with the Seller, the “Parties”, and each a “Party”) to enter into an amendment to the CCCPRA (as defined in Annex I), subject to the terms and conditions set forth in Annex I attached hereto (the “Offer”).

This Offer will be valid for a term of five (5) business days from the date hereof (the “Validity Term”), and shall be considered accepted by Stellantis only if the Seller receives within the Validity Term from Stellantis a letter expressly accepting this Offer.

Any term, condition, statement, representation or guarantee expressed in this Offer which may indicate an assertion, abstention, commitment and/or general right or obligation – whatever the grammatical form may be – shall only be enforceable and valid for the Parties if this Offer is accepted pursuant to the terms hereof. If this Offer is not accepted, such term, condition, statement, representation and/or guarantee shall not be valid or enforceable and shall not cause any legal commitment since they shall be deemed as if they had not been written.

Upon acceptance of this Offer by Stellantis, in accordance with the procedure set forth above, the amendment to the CCCPRA (the amendment being referred to herein as the “Agreement”) shall enter into force between the Parties and shall be governed by the terms and conditions hereby attached as Annex I as of the date on which the acceptance is received by the Seller (the “Effective Date”).

This Offer will be governed in accordance with the laws of the State of New York.

Sincerely,

Andes Corporación Minera S.A.

Name:
Title:

I have the authority to bind the company

ANNEX I

TERMS AND CONDITIONS

WHEREAS by CCC Offer No. 1/2023 issued by the Seller on February 23, 2023 and accepted by Stellantis on February 24, 2023, the Parties entered into a copper cathodes and concentrates purchase rights agreement (the “CCCPRA”);

AND WHEREAS capitalized terms used and not otherwise defined herein have the meanings given to them in the CCCPRA;

AND WHEREAS the Seller is an indirect wholly owned subsidiary of McEwen Copper Inc. (“MCI”);

AND WHEREAS pursuant to a subscription agreement (the “Subscription Agreement”) dated on or about the date hereof between Stellantis and MCI, Stellantis has agreed to subscribe for, and MCI has agreed to issue to Stellantis, 1,900,000 common shares of MCI;

AND WHEREAS it is a condition to the closing of the transactions contemplated in the Subscription Agreement that the Seller issue the Offer to Stellantis, and the Parties wish to enter into this Agreement to set forth certain amendments to the CCCPRA;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the Parties hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party) if the Offer is accepted in accordance with the procedure set forth in the main body of the Offer, the following Terms and Conditions of the Agreement shall enter into force as of the Effective Date.

1. The CCCPRA remains in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby. Except as expressly provided in this Agreement, no terms and conditions of the CCCPRA are hereby amended, modified, supplemented or waived. From the Effective Date, the CCCPRA and this Agreement shall be read together to the extent reasonably possible as though all of the terms of both documents were contained in one instrument.

2. Section 1 is hereby deleted and replaced as follows:

“1.   Option Grant: For the sum of ten (10) United States Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby irrevocably grants to Stellantis and its affiliates (collectively, the “Stellantis Group”) the option (the “Option”) to acquire and receive from the Seller, and the Seller agrees, if the Option is exercised, to sell and deliver to each Stellantis Buyer (as defined herein) copper cathodes (“Cathodes”) and copper concentrates (“Concentrates”) in such amounts as are described in Sections 3 and 3.1, produced by the Seller from the Project, free and clear of any mortgages, charges, assignments, pledges, security interests, liens or other encumbrances or adverse claims of any nature or kind securing any obligation of any person (“Encumbrances”), on and subject to the terms and conditions set forth herein. The “Project” means the Los Azules project located in the Province of San Juan, Argentina, which is comprised of the mining and mineral processing operations on or in the vicinity of the mining rights listed in, and the map set out in, Schedule A hereto. The Parties acknowledge and agree that Stellantis holds the benefits and rights under this Agreement, including the right to exercise the Option, for and on behalf of itself and the other members of the Stellantis Group.

3. Section 2.2 is hereby deleted and replaced as follows:

“2.2.   At any time during the Option Period, Stellantis may exercise the Option by providing written notice (the “Option Exercise Notice”) to the Seller.

Upon receipt of the Option Exercise Notice, the Parties shall negotiate in good faith the terms and conditions of a definitive copper offtake agreement or agreements (the “Definitive Agreements”, and such term shall include the singular and plural), which will incorporate the Cathodes and Concentrates purchase rights of the Stellantis Group described herein, to be executed by the Seller and Stellantis (or another company in the Stellantis Group designated by Stellantis) within the following ninety (90) day period. The “Stellantis Buyer” means any company in the Stellantis Group designated by Stellantis from time to time as purchaser of Cathodes or Concentrates under the Definitive Agreements.

4. A new Section 3.1 is hereby added as follows:

“3.1   (a) Notwithstanding Stellantis’ Ownership Percentage and any other provision to the contrary herein, subject to Stellantis’ compliance with Section 3.2, the Stellantis Buyer shall have the right (the “Minimum Cathodes Offtake Right”) under the Definitive Agreements to elect, in respect of each calendar year, to purchase 10,000 tonnes of Cathodes (or a lesser amount, at the Stellantis Buyer’s election) produced from the Project; provided that the total production of Cathodes during such calendar year from the Project is projected by the Seller (acting in good faith) to be at least 25,000 tonnes; provided, further, that, if the Seller projects less than 25,000 tonnes of Cathodes production for a year, then the Stellantis Buyer shall have the right to purchase an amount equal to 40% of the projected Cathodes production (the “Adjusted Amount”) (or a lesser amount, at the Stellantis Buyer’s election) during such year; and if the actual Cathodes production for such year exceeds 25,000 tonnes, then an amount equal to 10,000 tonnes of Cathodes less the Adjusted Amount shall be carried forward in the form of a purchase right (and not a purchase obligation) to subsequent year(s) (the “Carried-Forward Tonnage”) in a manner to be agreed by the Parties, each acting in good faith, and included in the Definitive Agreements (and such Carried-Forward Tonnage purchase right shall be in addition to any other Cathodes or Concentrates purchase rights in this Article 3).

(b) For the avoidance of doubt, the Minimum Cathodes Offtake Right shall not be linked in any respect to Stellantis’ Ownership Percentage (i.e., if, based on Stellantis’ then Ownership Percentage and the other purchase rights in this Article 3, Stellantis would have the right to purchase 7,500 tonnes of Cathodes in the applicable year, Stellantis shall, as a result of the application of this Section 3.1, have the right to purchase 10,000 tonnes of Cathodes (or a lesser amount, at the Stellantis Buyer’s election) during such year, on and subject to the other terms and conditions in this Section 3.1). For the further avoidance of doubt, any Cathodes purchased by the Stellantis Buyer pursuant to the Minimum Cathodes Offtake Right (except for Carried Forward Tonnage, as applicable) shall be included when determining: (i) quantity limits imposed in respect of other purchase rights under this Article 3, and (ii) the amount of annual Cathodes production from the Project in the relevant calendar year. Finally, for the yet further avoidance of doubt, for so long as this Section 3.1 remains in effect, the Stellantis Buyer shall always have the right to purchase the greater of (x) the amount of Cathodes permitted under this Section 3.1 and (y) the amount of Cathodes permitted under this Article 3 based on its Ownership Percentage.”

5. A new Section 3.2 is hereby added as follows:

“3.2   In consideration of the benefit that the Minimum Cathodes Offtake Right will confer upon Stellantis, which right is conditional upon Stellantis’ compliance with this Section 3.2, Stellantis will not, without the prior consent of McEwen Copper Inc. (“MCI”), from the Effective Date until October 10, 2033 (the “Limitation Period”): (i) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common or any other securities of MCI that are substantially similar to common shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of common shares of MCI or such other securities, in cash or otherwise in respect of, any common shares of MCI which have been issued, sold or otherwise transferred to Stellantis by MCI from time to time (the “Affected Securities”).

The above paragraph shall not apply to, and for certainty Stellantis shall not require the prior consent of MCI to: (a) sell or transfer any of the Affected Securities to any other company in the Stellantis Group provided the transferee thereof agrees in writing to be bound by the terms of this Section 3.2 for the remainder of the Limitation Period; or (b) sell any of the Affected Securities pursuant to a bona fide take-over bid or similar transaction made to all holders of MCI’s common shares, including, without limitation, a merger, business combination, share exchange, arrangement or amalgamation, involving a change of control of MCI and provided that, in the event such transaction is not completed, the Affected Securities shall remain subject to the restrictions contained in this Section 3.2.

In the event that Stellantis completes a sale of Affected Securities during the Limitation Period, except for any sale pursuant to an exemption described in the paragraph above, Stellantis shall give written notice to the Seller within 10 days thereafter referencing this Section 3.2 and confirming such non-exempt sale of Affected Securities has occurred, following which Section 3.1 shall be deemed to be terminated permanently. For the avoidance of doubt, the consequences of Stellantis breaching any of its obligations under this Section 3.2 shall be limited to the termination of Section 3.1 and neither MCI nor the Seller shall have any other remedy or recourse against Stellantis or any other company in the Stellantis Group as a result thereof. For the avoidance of doubt, other than termination of Section 3.1, any breach of this Section 3.2 by Stellantis shall not result in the termination of any provision or any rights of Stellantis under this Agreement or under the Definitive Agreements, and such Agreements shall otherwise continue in full force and effect (i.e., if Stellantis completes a non-exempt sale of Affected Securities during the Limitation Period, then Stellantis shall nonetheless retain the right to purchase up to an amount of Cathodes and/or Concentrates (or a combination thereof) produced from the Project based on its then Ownership Interest, as described more fully in this Article 3).”

6. A new Section 4.1 is hereby added as follows:

“4.1   Without limiting any other provision in this Article 4 (including but not limited to the requirement that purchase prices in the Definitive Agreements be no less favorable to the Stellantis Buyer than the most favorable prices (for a purchaser’s perspective) that the Seller has agreed with any other party), the Definitive Agreements shall include an option for the Stellantis Buyer to elect, in respect of London Metal Exchange (LME) Grade “A” Cathodes (or such other equivalent grade of Cathodes as may be produced from the Project, from time to time), to:

(a)   price Cathode deliveries at the average daily closing price on the LME during the 30-   calendar days prior to the delivery date (“First Quotational Period”); or

(b)   price Cathode deliveries at the average daily closing price on the LME during the 30-   calendar days after the delivery date (“Second Quotational Period”),

provided that the Stellantis Buyer must make the election to use the First Quotational Period or Second Quotation Period at least two business days prior to payment, such payment to be due 30 days from the delivery date.”

7. A new Section 13 is hereby added as follows:

“13.   Amendment: This Agreement may only be amended by the written agreement of all the Parties or, as applicable, their permitted successors and assigns.”

8. A new Section 14 is hereby added as follows:

“14.   Notice:

(a) All notices and other required or permitted communications (each a “Notice”) to a Party shall be in writing, and shall be addressed respectively as follows:

(i)  If to the Seller:

Perú 930, 2nd floor

City of Mendoza

Republic of Argentina

Attention: General Counsel

E-mail: notice@mcewenmining.com

(ii)  If to Stellantis:

Carlos María della Paolera 265, 22nd floor

City of Buenos Aires

Republic of Argentina

Attention: Francisco Bellucci and Matheus Rocha

Email: francisco.bellucci@stellantis.com and matheus.rocha@stellantis.com and a copy to:

McCarthy Tétrault LLP
Suite 2400 – 745 Thurlow Street
Vancouver, B.C. V6E 0C5

Attention: Shawn Doyle
Email:         sdoyle@mccarthy.ca

(b)  All Notices shall be given:

(i)  by personal delivery;

(ii)  by electronic communication, capable of producing a printed transmission;

(iii)  by registered or certified mail return receipt requested; or

(iv)  by overnight or other express courier service.

(c)  All Notices shall be effective and shall be deemed given on the date of receipt at the principal address if received during normal business hours on a business day in the jurisdiction of the recipient, and, if not received during normal business hours, on the next business day in the jurisdiction of the recipient following receipt, or if by electronic communication, on the date of such communication if received by the recipient during normal business hours on a business day in the jurisdiction of the recipient, and, if not received during normal business hours, on the next business day in the jurisdiction of the recipient following receipt. Any change of address may be made by Notice to the other Parties.

9. Schedule B of the CCCPRA is hereby deleted.

10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflict of laws principles thereunder).

[Remainder of page has been intentionally left blank.]

exhibit “F”
Form of Nuton Consent

ACKNOWLEDGEMENT AND CONSENT

TO:	MCEWEN COPPER INC.

AND TO:	MCEWEN MINING INC.
MINERA ANDES INC.
INTERNATIONAL COPPER MINING INC.
LOS AZULES MINING INC.
SAN JUAN COPPER INC.
ANDES CORPORACION MINERA S.A.

RE:	Nuton Collaboration Agreement dated August 30, 2022 among McEwen Copper Inc. and McEwen Mining Inc. and Robert R. McEwen and Nuton LLC (as amended, the “NCA”)

Unanimous Shareholder Agreement dated August 20, 2021 among McEwen Copper Inc., Minera Andes Inc., Evanachan Limited, and the other shareholders of McEwen Copper Inc. (the “SHA”)

WHEREAS pursuant to Section 2.05(1)(b) of the NCA, without the prior written consent of Nuton LLC (“Nuton”), neither McEwen Copper Inc. (“MCI”) nor its subsidiaries shall issue shares of any subsidiary of MCI to any person other than MCI or any of its subsidiaries unless required to do so by applicable law or regulation;

AND WHEREAS pursuant to Section 2.05(1)(c) of the NCA, without the prior written consent of Nuton, neither MCI nor its subsidiaries shall distribute its assets to any shareholder other than MCI or any of its subsidiaries;

AND WHEREAS pursuant to Section 2.05(1)(e) of the NCA, without the prior written consent of Nuton, neither MCI nor its subsidiaries shall enter into any transaction with any Related Party (as defined in the NCA), subject to certain exceptions;

AND WHEREAS pursuant to the terms of a subscription agreement, a draft of which Nuton has had the opportunity to review (the “Subscription Agreement”), whereby FCA Argentina S.A. (“Stellantis”) proposes to subscribe for 1,900,000 common shares (“Subscription Shares”) of MCI for non-cash consideration equivalent to US $49,400,000 (the “Subscription Price”) payable according to the following sequential steps (the “Consideration Steps”): (i) Stellantis shall deliver an offer to Andes Corporación Minera S.A. (“ACM”) pursuant to which the Subscriber will offer to make an irrevocable capital contribution (“ICC”) on account of future capital subscription to ACM of an amount in Argentine Pesos equal to the Subscription Price calculated utilizing the exchange rate contemplated in the Subscription Agreement; (ii) MCI shall cause ACM to accept the offer to enter into the ICC Agreement, substantially in the form attached to the Subscription Agreement (the “ICC Agreement”); (iii) Stellantis shall contribute the Subscription Price in Argentine Pesos exchanged at the rate provided for in the Subscription Agreement (the “ICC Amount”); (iii) Stellantis shall pay the ICC Amount by e-cheque endorsed in favour of ACM; (iv) ACM shall acknowledge receipt of the ICC Amount to MCI; (v) Stellantis shall make an offer to assign the ICC Agreement to MCI substantially in the form attached to the Subscription Agreement (the “ICC Assignment Agreement”), which MCI shall accept and shall issue the Subscription Shares to Stellantis (all collectively, the “Offering”);

AND WHEREAS MCI shall then convert the ICC into shares of ACM and further contribute such ACM shares for shares of International Copper Mining Inc. (“ICMI”), Los Azules Mining Inc. (“LAMI”) and San Juan Copper Inc. (“SJCI”) (the “Follow-on Transactions”);

AND WHEREAS the Offering and the Follow-on Transactions are Related Party transactions that require consent under the NCA;

AND WHEREAS as a condition of the Offering MCI, McEwen Mining Inc., and Robert McEwen are required to execute an amendment to the investor rights agreement dated February 23, 2023 (as amended on March 10, 2023), a draft of which Nuton has had the opportunity to review (the “IRA Amendment”), with Stellantis, which also constitutes a Related Party transaction under the NCA;

AND WHEREAS under Section 2.06 of the NCA, if MCI or any of its subsidiaries propose to issue, grant, sell or enter into any offtake, metal streaming or royalty transaction of rights (or any similar commodity-linked transaction or rights) affecting the Los Azules asset, Nuton shall be provided an equal opportunity to evaluate and bid on any such offtake, metal streaming or royalty transaction or rights (or any similar commodity-linked transaction or rights);

AND WHEREAS as a condition of the Offering, ACM is required to execute an amendment to the copper cathodes and concentrates purchase rights agreement dated February 23, 2023, a draft of which Nuton has had the opportunity to review (the “CCCPRA Amendment”), with Stellantis in respect of the Los Azules project;

AND WHEREAS the Offering triggers pre-emptive rights and consent rights, respectively, of MCI’s shareholders under Sections 4.1 and 5.1 of the SHA;

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are acknowledged:

1.	Nuton hereby consents to the Offering, the Follow-on Transaction, the execution of the IRA Amendment and the execution of the CCCPRA Amendment by the parties thereto.

DATED this          day of October, 2023.

NUTON LLC

By:
[Name, Title]

exhibit “G”
Structure Chart

Exhibit “H”
Los Azules Project

List of Properties:

	Name	Docket Number
1.	Azul 1	520-0279-M98
2.	Azul 2	520-0280-M98
3.	Mirta	1124.0141-M-09
4.	Escorpio II	0154-F28-C-96
5.	Azul 3	1124.0121-A-06
6.	Azul Este	1124.186-A-07
7.	Azul Norte	1124.668-M-07
8.	Azul 4	1124.473-M-08
9.	Escorpio I	1124.0153-C-1996
10.	Escorpio III	0155-C-96
11.	Escorpio IV	425.213-C-2003
12.	Totora	414.1324-C-05
13.	Totora II	520.0496-C-99
14.	Mercedes	0644-M-96
15.	Sofia	1124.167-A-10
16.	Azul 5	1124.119-A-09
17.	Marcela	1124.495-A-09
18.	Agostina	1124.108-A-10
19.	Rosario	1124.169-A-10
20.	Gina	1124.168-A-10
21.	Cecilia	1124.035-A-12
22.	Grupo Minero	1124.553-A-2018
23.	Road easement for Mercedes mine	520-0439-97
24.	Southern Access Road Easement for Mercedes mine	520-0680-M-96
25.	Northern Access Road Easement for Azul 1 and Azul 2 mines	1124.218-A- 2018
26.	Power Line Easement	1124-354-A-2018
27.	Camp Easement “Candadito”	1124.660-M-12
28.	Occupation Easement “Campo Illanes Mery”	1124.544-2022
29.	“Campo Estomonte” Easement	1124.231-A-2010
30.	“Cortez Monroy Ranch”, which is a real estate property of 18,000 hectares that ACM acquired from CCM S.A, by means of public deed dated March 3, 2010. The Cortez Monroy Ranch is located in Calingasta Department and would overlap with the following ACM Mines: “Escorpio IV”, “Mercedes”, “Azul 1”, “Mirta” and “Azul 2” and partially with the ACM Mines “Totora I”, “Totora II”, “Escorpio I”, “Escorpio II” “Azul Este” and “Azul Norte

Map:

LEYENDA
Minas Proyecto Los Azules - ACMSA
Servidumbre de camino
1124-354-A-2018 Electroducto ACMSA
Servidumbres de Ocupacion
1124-231-A-2010 - Campo Estomonte S.A.
1124-544-A-2022 - Campo Ilanes Mery
CHILE
ARGENTINA
SAN JUAN
MENDOZA
SAN LUIS
18 - Rosario
14 - Gina
1 - Agostina
9 - Cecilia
5 - Azul 4
4 - Azul 3
8 - Azul Norte
20 - Totora
10 - Escorpio I
12 - Escorpio III
19 - Sofia
15 - Marcela
11 - Escorpio II
21 - Totora II
13 - Escorpio IV
16 - Mercedes
17 - Mirta
7 - Azul Este
3 - Azul 2
2 - Azul 1
6 - Azul 5
Servidumbre Electroducto
Exp. 1124-354-A-2018
Long. 104 Km
Traza Rectilinea
Camino Norte (Proyectado)
Servidumbre de camino
Exp. 1124-218-A-18
Long. 103.31 Km
Traza Rectilinea
Camino Sur
Servidumbre de camino
Exp. 680-M-96
Long. 63.4 Km
Traza Rectilinea
Camino de Exploración
Servidumbre de camino
Exp. 520-439-M-1997
Long. 100 Km
Traza Rectilinea
A campamento Candadito
ARGENTINA
SAN JUAN
CALINGASTA
2370000.000
2380000.000
2390000.000
0
5
10 km

N	Mina	Expediente N°	Superficie Seg. Edictos [ha]
1	Agostina	1124-108-A-10	1184.00
2	Azul 1	520-0279-M-98	2098.20
3	Azul 2	520-0280-M-98	1299.90
4	Azul 3	1124-0121-A-06	166.76
5	Azul 4	1124-473-M-08	903.06
6	Azul 5	1124-119-A-09	3001.32
7	Azul Este	1124-186-A-07	2372.48
8	Azul Norte	1124-668-M-07	131.94
9	Cecilia	1124-35-A-12	1702.26
10	Escorpio I	0153-F28-C-96	168.81
11	Escorpio II	0154-F28-C-96	1991.00
12	Escorpio III	0155-C-96	199.45
13	Escorpio IV*	425-213-C-03	4411.71
14	Gina	1124-168-A-10	1762.99
15	Marcela	1124-495-A-09	2952.77
16	Mercedes	0644-F28-M-96	836.06
17	Mirta	1124-141-M-09	354.40
18	Rosario	1124-169-A-10	1768.44
19	Sofia	1124-167-A-10	3324.97
20	Totora	414-1324-C-05	504.86
21	Totora II	520-0496-C-99	1561.12

Superficie Total: 32696.50 ha

*Actualmente la mina Escorpio IV tiene 4411,71 ha, las que se reducirán a 3500 ha al momento de aprobación de la mensura.

Servidumbres de camino, campamento y electroducto

Servidumbre	Expediente	Long / Sup
Camino de Exploración	520 0439-M-97	100 Km
Camino Sur	0680-M-96	63.4 Km
Camino Norte	1124.218-A-2018	103.31 Km
Electroducto	1124-.354-A-2018	104 Km
Candadito	1124.660-M-12	0.35 ha

Servidumbres de ocupación

Campo	Expediente	Superficie [ha]
Estomonte S.A.	1124-231-A-2010	11362,86
Ilanes Mery, Juan F.	1124-544-A-2022	10108,41

ANDES CORPORACIÓN MINERA S.A.

PROYECTO LOS AZULES
DERECHOS MINEROS

0 1 2 km

Noviembre 2022

ANDES CORPORACIÓN MINERA S.A.

McEWEN COPPER